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                   AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION

             STANDARD INDUSTRIAL/COMMERCIAL SINGLE-TENANT LEASE--NET

(Do not use this form for Multi-Tenant Property)

1.       Basic Provisions ("Basic Provisions")

     1.1. Parties: This Lease ("Lease"), dated for reference purposes only, September 18, 1998, is made by and between W.H. POMERADO, LLC, a California limited liability company ("Lessor"), and AETRIUM, INC., a Minnesota corporation, San Diego Division ("Lessee"), (collectively the "Parties," or individually a "Party").

     1.2. Premises: That certain real property, including all improvements therein or to be provided by Lessor under the terms of this Lease, and commonly known by the street address of 13000 Gregg Street, Poway, CA 92064 located in the County of San Diego, State of California and generally described as (describe briefly the nature of the property) Lot 89, an approximately 45,000 sf concrete tilt-up manufacturing, distribution, office building with expansion capability of 15,000 sf ("Premises"). (See Paragraph 2 for further provisions.)

     1.3. Term: 10 years and 3 months ("Original Term") commencing See AddendumP. 3 ("Commencement Date") and ending 123 months later ("Expiration Date"). (See Paragraph 3 for further provisions.)

     1.4. Early Possession: N/A ("Early Possession Date"). (See Paragraphs 3.2 and 3.3 for further provisions.)

     1.5. Base Rent: $35,082.00 per month ("Base Rent"), payable on the first day of each month commencing Commencement Date. (See Paragraph 4 for further provisions.) |X| If this box is checked, there are provisions in this Lease for the Base Rent to be adjusted.

     1.6. Base Rent Paid Upon Execution: $ See AddendumP. 14 as Base Rent for the period.

     1.7. Security Deposit: $70,164.00 See Add'nP. 14 ("Security Deposit"). (See Paragraph 5 for further provisions.)

     1.8.  Permitted  Use:   Office/warehouse/distribution   use  or  any  other
permitted use under applicable zoning or applicable law. (See Paragraph 6 for further provisions.)

     1.9. Insuring Party: Lessor is the "Insuring Party" unless otherwise stated herein. (See Paragraph 8 for further provisions.)

     1.10. Real Estate Brokers: The following real estate brokers (collectively, the "Brokers") and brokerage relationships exist in this transaction and are consented to by the Parties (check applicable boxes):

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                  CB Richard Ellis represents

|X| Lessor exclusively ("Lessor's Broker"); | | both Lessor and Lessee, and Colliers Iliff Thorn represents

|X| Lessee exclusively ("Lessee's Broker"): | | both Lessee and Lessor. (See Paragraph 15 for further provisions.)

     1.11. Guarantor. The obligations of the Lessee under this Lease are to be guaranteed by N/A("Guarantor"). (See Paragraph 37 for further provisions.)

     1.12. Addenda. Attached hereto is an Addendum or Addenda consisting of Paragraphs 1 through 19 and Exhibits "1" through "6" all of which constitute a part of this Lease.

2.       Premises.

     2.1. Letting. Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the Premises, for the term, at the rental, and upon all of the terms, covenants and conditions set forth in this Lease. Unless otherwise provided herein, any statement of square footage set forth in this Lease, or that may have been used in calculating rental, is an approximation which Lessor and Lessee agree is reasonable and the rental based thereon is not subject to revision whether or not the actual square footage is more or less.

     2.2. Condition. Lessor shall deliver the Premises to Lessee clean and free of debris on the Commencement Date and warrants to Lessee that the existing plumbing, fire sprinkler system, lighting, air conditioning, heating, and loading doors, if any, in the Premises, other than those constructed by Lessee, shall be in good operating condition on the Commencement Date. If a non-compliance with said warranty exists as of the Commencement Date, Lessor shall, except as otherwise provided in this Lease, promptly after receipt of written notice from Lessee setting forth with specificity the nature and ["extent of" - words not readable due to hole punched in page] such non-compliance, rectify same at Lessor's expense. If Lessee does not give Lessor written notice of a non-compliance with this warranty within thirty (30) days after the Commencement Date, correction of that non-compliance shall be the obligation of Lessee at Lessee's sole cost and expense.

     2.3. Compliance with Covenants, Restrictions and Building Code. Lessor warrants to Lessee that the improvements on the Premises comply with all applicable covenants or restrictions of record and applicable building codes, regulations and ordinances in effect on the Commencement Date. Said warranty does not apply to the use to which Lessee will put the Premises or to any Alterations or Utility Installations (as defined in Paragraph 7.3(a)) made or to be made by Lessee. If the Premises do not comply with said warranty, Lessor shall, except as otherwise provided in this Lease, promptly after receipt of written notice from Lessee setting forth with specificity the nature and extent of such non-compliance, rectify the same at Lessor's expense. If Lessee does not give Lessor written notice of a non-compliance with this warranty within six (6) months following the Commencement Date, correction of that non-compliance shall be the obligation of Lessee at Lessee's sole cost and expense.

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     2.4. Acceptance of Premises.  Lessee hereby  acknowledges:  (a) that it has been advised by the Brokers to satisfy itself with respect to the condition of the Premises (including but not limited to the electrical and fire sprinkler systems, security, environmental aspects, compliance with Applicable Law, as defined in Paragraph 6.3) and the present and future suitability of the Premises for Lessee's intended use, (b) that Lessee has made such investigation as it deems necessary with reference to such matters and assumes all responsibility therefor as the same relate to Lessee's occupancy of the Premises and/or the term of this Lease, and (c) that neither Lessor, nor any of Lessor's agents, has made any oral or written representations or warranties with respect to the said matters other than as set forth in this Lease.

     2.5. Lessee Prior Owner/Occupant. The warranties made by Lessor in this Paragraph 2 shall be of no force or effect if immediately prior to the date set forth in Paragraph 1.1 Lessee was the owner or occupant of the Premises. In such event, Lessee shall, at Lessee's sole cost and expense, correct any non-compliance of the Premises with said warranties.

3.       Term.

     3.1. Term. The Commencement Date, Expiration Date and Original Term of this Lease are as specified in Paragraph 1.3.

     3.2. Early Possession. If Lessee totally or partially occupies the Premises prior to the Commencement Date, the obligation to pay Base Rent shall be abated for the period of such early possession. All other terms of this Lease, however, (including but not limited to the obligations to pay Real Property Taxes and insurance premiums and to maintain the Premises) shall be in effect during such period. Any such early possession shall not affect nor advance the Expiration Date of the Original Term.

     3.3. Delay In Possession. If for any reason Lessor cannot deliver possession of the Premises to Lessee as agreed herein by the Early Possession Date, if one is specified in Paragraph 1.4, or, if no Early Possession Date is specified, by the Commencement Date, Lessor shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease, or the obligations of Lessee hereunder, or extend the term hereof, but in such case, Lessee shall not, except as otherwise provided herein, be obligated to pay rent or perform any other obligation of Lessee under the terms of this Lease until Lessor ["d________s" - word(s) not readable due to hole punched in page] possession of the Premises to Lessee. If possession of the Premises is not delivered to Lessee within sixty (60) days alter the Commencement Date. Lessee may, at its option, by notice in writing to Lessor within ten (10) days thereafter, cancel this Lease, in which event the Parties shall be discharged from all obligations hereunder; provided, however, that if such written notice by Lessee is not received by Lessor within said ten (10) day period, Lessee's right to cancel this Lease shall terminate and be of no further force or effect. Except as may be otherwise provided, and regardless of when the term actually commences, if possession is not tendered to Lessee when required by this Lease and Lessee does not terminate this Lease, as aforesaid, the period free of the obligation to pay Base Rent, if any, that Lessee would otherwise have enjoyed shall run from the date of delivery of possession and continue for a period equal to what Lessee would otherwise have enjoyed under the terms hereof, but minus any days of delay caused by the acts, changes or omissions of Lessee. See Addendum P. 3.3

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4.       Rent.

     4.1. Base Rent. Lessee shall cause payment of Base Rent and other rent or charges, as the same may be adjusted from time to time, to be received by Lessor in lawful money of the United States without offset or deduction, on or before the day on which it is due under the terms of this Lease, Base Rent and all other rent and charges for any period during the term hereof which is for less than one (1) full calendar month shall be prorated based upon the actual number of days of the calendar month involved. Payment of Base Rent and other charges shall be made to Lessor at its address stated herein or to such other persons or at such other addresses as Lessor may from time to time designate in writing to Lessee.

5. Security Deposit. Lessee shall deposit with Lessor upon execution hereof the Security Deposit set forth in Paragraph 1.7 as security for Lessee's faithful performance of Lessee's obligations under this Lease. If Lessee fails to pay Base Rent or other rent or charges due hereunder, or otherwise Defaults under this Lease (as defined in Paragraph 13.1), Lessor may use, apply or retain all or any portion of said Security Deposit for the payment of any amount due Lessor or to reimburse or compensate Lessor for any liability, cost, expense, loss or damage (including attorneys' fees) which Lessor may suffer or incur by reason thereof. If Lessor uses or applies all or any portion of said Security Deposit, Lessee shall within ten (10) days after written request therefor deposit moneys with Lessor sufficient to restore said Security Deposit to the full amount required by this Lease. Any time the Base Rent increases during the term of this Lease, Lessee shall, upon written request from Lessor, deposit additional moneys with Lessor sufficient to maintain the same ratio between the Security Deposit and the Base Rent as those amounts are specified in the Basic Provisions. Lessor shall not be required to keep all or any part of the Security Deposit separate from its general accounts. Lessor shall, at the expiration or earlier termination of the term hereof and after Lessee has vacated the Premises, return to Lessee (or, at Lessor's option, to the last assignee, if any, of Lessee's Interest herein), that portion of the Security Deposit not used or applied by Lessor. Unless otherwise expressly agreed in writing by Lessor, no part of the Security Deposit shall be considered to be held in trust, to bear interest or other increment for its use, or to be prepayment for any moneys to be paid by Lessee under this Lease.

6.       Use.

     6.1. Use. Lessee shall use and occupy the Premises only for the purposes set forth in Paragraph 1.8, or any other use which is comparable thereto, and for no other purpose. Lessee shall not use or permit the use of the Premises in a manner that creates waste or a nuisance, or that disturbs owners and/or occupants of, or causes damage to, neighboring premises or properties. Lessor hereby agrees to not unreasonably withhold or delay its consent to any written request by Lessee, Lessees assignees or subtenants, and by prospective assignees and subtenants of the Lessee, its assignees and subtenants, for a modification of said permitted purpose for which the premises may be used or occupied, so long as the same will not impair the structural integrity of the ["improvements"
- word not readable due to hole punched in page] on the Premises, the mechanical or electrical systems therein, is not significantly more burdensome to the Premises and the improvements, thereon, and is otherwise permissible pursuant to this Paragraph 6. If Lessor elects to withhold such consent, Lessor shall within five (5) business days give a written notification of same, which notice shall include an explanation of Lessor's reasonable objections to the change in use.

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6.2.     Hazardous Substances.

     (a) Reportable Uses Require Consent. The term "Hazardous Substance" as used in this Lease shall mean any product, substance, chemical, material or waste whose presence, nature, quantity and/or intensity of existence, use, manufacture, disposal, transportation, spill, release or effect, either by itself or in combination with other materials expected to be on the Premises, is either: (i) potentially injurious to the public health, safety or welfare, the environment or the Premises, (ii) regulated or monitored by any governmental authority, or (iii) a basis for liability of Lessor to any governmental agency or third party under any applicable statute or common law theory. Hazardous Substance shall include, but not be limited to, hydrocarbons, petroleum, gasoline, crude oil or any products, by-products or fractions thereof. Lessee shall not engage in any activity in, on or about the Premises which constitutes a Reportable Use (as hereinafter defined) of Hazardous Substances without the express prior written consent of Lessor and compliance in a timely manner (at Lessee's sole cost and expense) with all Applicable Law (as defined in Paragraph 6.3). "Reportable Use" shall mean (i) the installation or use of any above or below ground storage tank, (ii) the generation, possession, storage, use, transportation, or disposal of a Hazardous Substance that requires a permit from, or with respect to which a report, notice, registration or business plan is required to be filed with, any governmental authority. Reportable Use shall also include Lessee's being responsible for the presence in, on or about the Premises of a Hazardous Substance with respect to which any Applicable Law requires that a notice be given to persons entering or occupying the Premises or neighboring properties. Notwithstanding the foregoing, Lessee may, without Lessor's prior consent, but in compliance with all Applicable Law, use any ordinary and customary materials reasonably required to be used by Lessee in the normal course of Lessee's business permitted on the Premises, so long as such use is not a Reportable Use and does not expose the Premises or neighboring properties to any meaningful risk of contamination or damage or expose Lessor to any liability therefor. In addition, Lessor may (but without any obligation to do so) condition its consent to the use or presence of any Hazardous Substance, activity or storage tank by Lessee upon Lessee's giving Lessor such additional assurances as Lessor, in its reasonable discretion, deems necessary to protect itself, the public, the Premises and the environment against damage, contamination or injury and/or liability therefrom or therefor, including, but not limited to, the installation (and removal on or before Lease expiration or earlier termination) of reasonably necessary protective modifications to the Premises (such as concrete encasements) and/or the deposit of an additional Security Deposit under Paragraph 5 hereof.

     (b) Duty to Inform Lessor. If Lessee knows, or has reasonable cause to believe, that a Hazardous Substance, or a condition involving or resulting from same, has come to be located in, on, under or about the Premises, other than as previously consented to by Lessor, Lessee shall immediately give written notice of such fact to Lessor. Lessee shall also immediately give Lessor a copy of any statement, report, notice, registration, application, permit, business plan, license, claim, action or proceeding given to, or received from, any governmental authority or private party, or persons entering or occupying the Premises, concerning the presence, spill, release, discharge of, or exposure to, any Hazardous Substance or contamination in, on, or about the Premises, including but not limited to all such documents as may be involved in any Reportable Uses involving the Premises.

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     (c)  Indemnification.  Lessee  shall  indemnify,  protect,  defend and hold
Lessor, its agents, employees, lenders and ground lessor, if any, and the Premises, harmless from and against any and all loss of rents and/or damages, liabilities, judgments, costs, claims, liens, expenses, penalties, permits and attorney's and consultant's fees arising out of or involving any Hazardous Substance or storage tank brought onto the Premises by or for Lessee or under Lessee's control. Lessee's obligations under this Paragraph 6 shall include, but not be limited to, the effects of any contamination or injury to person, ["property" - word not readable due to hole punched in page] or the environment created or suffered by Lessee, and the cost of investigation (including consultant's and attorney's fees and testing), removal, remediation, restoration and/or abatement thereof, or of any contamination therein involved, and shall survive the expiration or earlier termination of this Lease. No termination, cancellation or release agreement entered into by Lessor and Lessee shall release Lessee from its obligations under this Lease with respect to Hazardous Substances or storage tanks, unless specifically so agreed by Lessor in writing at the time of such agreement.

     6.3. Lessee's Compliance with Law. Except as otherwise provided in this Lease, Lessee, shall, at Lessee's sole cost and expense, fully, diligently and in a timely manner, comply with all "Applicable Law," which term is used in this Lease to include all laws, rules, regulations, ordinances, directives covenants, easements and restrictions of record, permits, the requirements of any applicable fire insurance underwriter or rating bureau, and the recommendations of Lessor's engineers and/or consultants, relating in any manner to the Premises (including but not limited to matters pertaining to (i) industrial hygiene, (ii) environmental conditions on, in, under or about the Premises, including soil and groundwater conditions, and (iii) the use, generation, manufacture, production, installation, maintenance, removal, transportation, storage, spill or release of any Hazardous Substance or storage tank), now in effect or which may hereafter come into effect, and whether or not reflecting a change in policy from any previously existing policy. Lessee shall, within five (5) days after receipt of Lessor's written request, provide Lessor with copies of all documents and information, including, but not limited to, permits, registrations, manifests, applications, reports and certificates, evidencing Lessee's compliance with any Applicable Law specified by Lessor, and shall immediately upon receipt, notify Lessor in writing (with copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint or report pertaining to or involving failure by Lessee or the Premises to comply with any Applicable Law.

     6.4. Inspection; Compliance. Lessor and Lessor's Lender(s) (as defined in Paragraph 8.3(a)) shall have the right to enter the Premises at any time, in the case of an emergency, and otherwise at reasonable times, for the purpose of inspecting the condition of the Premises and for verifying compliance by the Lessee with this Lease and all Applicable Laws (as defined in Paragraph 6.3), and to employ experts and/or consultants in connection therewith and/or to advise Lessor with respect to Lessee's activities, including but not limited to the installation, operation, use, monitoring, maintenance, or removal of any Hazardous Substance or storage tank on or from the Premises. The costs and expenses of any such inspections shall be paid by the party requesting ["same" - word not readable due to hole punched in page] unless a Default or Breach of this Lease, violation of Applicable Law, or a contamination, caused or materially contributed to by Lessee is found ["to exist" - words not readable due to hole punched in page] or be imminent, or unless the inspection is requested or ordered by a governmental authority as the result of any such existing or imminent violation or contamination. In any such case, Lessee shall upon request reimburse Lessor or Lessor's Lender, as the case may be, for the costs and expenses of such inspections.

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7.       Maintenance; Repairs; Utility Installations; Trade Fixtures
         and Alterations.

     7.1. Lessee's Obligations.

     (a) Subject to the provisions of Paragraphs 2.2 (Lessor's warranty as to condition), 2.3 (Lessor's warranty as to compliance with covenants, etc.), 7.2 (Lessor's obligations to repair), 9 (damage and destruction), and 14 (condemnation), Lessee shall, at Lessee's sole cost and expense and at all times, keep the Premises and every part thereof in good order, condition and repair ["structural and" - appear to be struck through] non-structural (whether or not such portion of the Premises requiring repairs, or the means of repairing the same, are reasonably or readily accessible to Lessee, and whether or not the need for such repairs occurs as a result of Lessee's use, any prior use, the elements or the age of such portion of the Premises), including, without limiting the generality of the foregoing, all equipment or facilities serving the Premises, such as plumbing, heating, air conditioning, ventilating, electrical, lighting facilities, boilers, fired or unfired ["pressure" - word not readable due to hole punched in page] vessels, fire sprinkler and/or standpipe and hose or other automatic fire extinguishing system, including fire alarm and/or smoke detection systems and equipment, fire hydrants, fixtures, walls (interior ["and exterior), foundations," - appear to be struck through] ceilings, roofs, floors, windows, doors, plate glass, skylights landscaping, driveways, parking lots, fences, ["retaining walls," - appear to be struck through] signs, sidewalks and parkways located in, on, about, or adjacent to the Premises. Lessee shall not cause or permit any Hazardous Substance to be spilled or released in, on, under or about the Premises (including through the plumbing or sanitary sewer system) and shall promptly, at Lessee's expense, take all investigatory and/or remedial action reasonably recommended, whether or not formally ordered or required, for the cleanup of any contamination of, and for the maintenance, security and/or monitoring of the Premises, the elements surrounding same, or neighboring properties, that was caused or materially contributed to by Lessee, or pertaining to or involving any Hazardous Substance and/or storage tank brought onto the Premises by or for Lessee or under its control, Lessee, in keeping the Premises in good order, condition and repair, shall exercise and perform good maintenance practices. Lessee's obligations shall include restorations, replacements or renewals when necessary to keep the Premises and all improvements thereon or a part thereof in good order, condition and state of repair. If Lessee occupies the Premises for ["seven (7)" - struck through, replaced by "eight (8)"] years or more, Lessor may require Lessee to repaint the exterior of the buildings on the Premises as reasonably required, but not more frequently than once every ["seven (7)" - struck through, replaced by "eight (8)"] years.

     (b) Lessee shall, at Lessee's sole cost and expense, procure and maintain contracts, with copies to Lessor, in customary form and substance for and with contractors specializing and experienced in, the inspection, maintenance and service of the following equipment and improvements, if any, located on the
Premises: (i) heating, air conditioning and ventilation equipment, (ii) boiler, fired or unfired pressure vessels, (iii) fire sprinkler and/or standpipe and hose or other automatic fire extinguishing systems, including fire alarm and/or smoke detection, (iv) landscaping and irrigation (v) root covering and drain maintenance and (vi) asphalt and parking lot maintenance, See Addendum P. 8.

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     7.2.  Lessor's  Obligations.  Except for the  warranties  and agreements of
Lessor contained in Paragraphs 2.2 (relating to condition of the Premises) 2.3 (relating to compliance with covenants, restrictions and building code), 9 (relating to destruction of the Premises) and 14 (relating to condemnation of the Premises), it is intended by the Parties hereto that Lessor have no obligation, in any manner whatsoever, to repair and maintain the Premises, improvements located thereon, or the equipment therein, whether structural or non-structural, all of which obligations are intended to be that of the Lessee under Paragraph 7.1 hereof. It is the intention of the Parties that the terms of this Lease govern the respective obligations of the Parties as to maintenance and repair of the Premises. Lessee and Lessor expressly waive the benefit of any statute now or hereafter in effect to the extent it is inconsistent with the terms of this Lease with respect to, or which affords Lessee the right to make repairs at the expense of Lessor or to terminate this Lease by reason of any needed repairs. See Addendum P. 20

7.3.     Utility Installations; Trade Fixtures; Alterations.

     (a) Definitions; Consent Required. The term "Utility Installations" is used in this Lease to refer to all carpeting, window coverings, air lines, power panels, electrical distribution, security, fire protection systems, communication systems, lighting fixtures, heating, ventilating, and air conditioning equipment, plumbing, and fencing in, on or about the Premises. The term "Trade Fixtures" shall mean Lessee's machinery and equipment that can be removed without doing material damage to the Premises. The term "Alterations" shall mean any modification of the improvements on the Premises from that which are provided by Lessor under the terms of this Lease, other than Utility Installations or Trade Fixtures, whether by addition or deletion. "Lessee Owned Alterations and/or Utility Installations" are defined as Alterations and/or Utility Installations made by lessee that are not yet owned by Lessor as defined in Paragraph 7.4(a). Lessee shall not make any Alterations or Utility Installations in, on, under or about the Premises without Lessor's prior written consent. ["Lessee" - word not readable due to hole punched in page] may, however, make non-structural Utility Installations to the interior of the Premises (excluding the roof), as long as they are not visible from the outside, do not involve puncturing, relocating or removing the roof or any existing walls, and the cumulative cost thereof during the term of this Lease as extended does not exceed $25,000.

     (b) Consent. Any Alterations or Utility Installations that Lessee shall desire to make and which require the consent of the Lessor shall be presented to Lessor in written form with proposed detailed plans. All consents given by Lessor, whether by virtue of Paragraph 7.3(a) or by subsequent specific consent, shall be deemed conditioned upon: (i) Lessee's acquiring all applicable permits required by governmental authorities, (ii) the furnishing of copies of such permits together with a copy of the plans and specifications for the Alteration or Utility Installation to Lessor prior to commencement of the work thereon, and
(iii) the compliance by Lessee with all conditions of said permits in a prompt and expeditious manner. Any Alterations or Utility Installations by Lessee during the term of this Lease shall be done in a good and workmanlike manner, with good and sufficient materials, and in compliance with all Applicable Law. Lessee shall promptly upon completion thereof furnish Lessor with as-built plans and specifications therefor. Lessor may (but without obligation to do so) condition its consent to any requested Alteration or Utility Installation that costs $10,000 or more upon Lessee's providing Lessor with a lien and completion bond in an amount equal to one and one-half times the estimated cost of such Alteration or Utility Installation and/or upon Lessee's posting an additional Security Deposit with Lessor under Paragraph 36 hereof.

     (c) Indemnification. Lessee shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Lessee at or for use on the Premises, which claims are or may be secured by any mechanics' or materialmen's lien against the Premises or any interest therein. Lessee shall give Lessor not less than ten (10) days' notice prior to the commencement of any work in, on or about the Premises, and Lessor shall have the right to post notices of non-responsibility in or on the Premises as provided by law. If Lessee shall, in good faith, contest the validity of any such lien, claim or demand, then Lessee shall, at its sole expense defend and protect itself, Lessor and the Premises against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof against the Lessor or the Premises. If Lessor shall require, Lessee shall furnish to Lessor a surety bond satisfactory to Lessor in an amount equal to one and one-half times the amount of such contested lien claim or demand, indemnifying Lessor against liability for the same, as required by law for the holding of the Premises free from the effect of such lien or claim. In addition, Lessor may require Lessee to pay Lessor's attorney's fees and costs in participating in such action if Lessor shall decide it is to its best interest to do so.

7.4.     Ownership; Removal; Surrender; and Restoration.

     (a) Ownership. Subject to Lessor's right to require their removal or become the owner thereof as hereinafter provided in this Paragraph 7.4, all Alterations and Utility Additions made to the Premises by Lessee shall be the property of and owned by Lessee, but considered a part of the Premises. Lessor may, at any time and at its option, elect in writing to Lessee to be the owner of all or any specified part of the Lessee Owned Alterations and Utility Installations. Unless otherwise instructed per subparagraph 7.4(b) hereof, all Lessee Owned Alterations and Utility Installations shall, at the expiration or earlier termination of this Lease, become the property of Lessor and remain upon and be surrendered by Lessee with the Premises.

     (b) Removal. Unless otherwise agreed in writing, Lessor may require that any or all Lessee Owned Alterations or Utility Installations be removed by the expiration or earlier termination of this Lease, notwithstanding their installation may have been consented to by Lessor. Lessor may require the removal at any time of all or any part of any Lessee Owned Alterations or Utility Installations made without the required consent of Lessor.

     (c) Surrender/Restoration. Lessee shall surrender the Premises by the end of the last day of the Lease term or any earlier termination date, with ["all the" - words not readable due to hole punched in page] improvements, parts and surfaces thereof clean and free of debris and in good operating order, condition and state of repair, ordinary wear and ["tear" - word not readable due to hole punched in page] accepted. "Ordinary wear and tear" shall not include any damage or deterioration that would have been prevented by good maintenance practice or by Lessee performing all of its obligations under this Lease. Except as otherwise agreed or specified in writing by Lessor, the Premises, as surrendered, shall include the Utility Installations. The obligation of Lessee shall include the repair of any damage occasioned by the installation, maintenance or removal of Lessee's Trade Fixtures, furnishings, equipment, and Alterations and/or Utility Installations, as well as the removal of any storage tank installed by or for Lessee, and the removal, replacement, or remediation of any soil, material or ground water contaminated by Lessee, all as may then be required by Applicable Law and/or good service practice. Lessee's Trade Fixtures shall remain the property of Lessee and shall be removed by Lessee subject to its obligation to repair and restore the Premises per this Lease.

8.       Insurance; Indemnity.

     8.1. Payment for Insurance. Regardless of whether the Lessor or Lessee is the Insuring Party, Lessee shall pay for all insurance required under this Paragraph 8 except to the extent of the cost attributable to liability insurance carried by Lessor in excess of $1,000,000 per occurrence. Premiums for policy periods commencing prior to or extending beyond the Lease term shall be prorated to correspond to the Lease term. Payment shall be made by Lessee to Lessor within ten (10) days following receipt of an invoice for any amount due.

8.2.     Liability Insurance.

     (a) Carried by Lessee. Lessee shall obtain and keep in force during the term of this Lease a Commercial General Liability policy of insurance protecting Lessee and Lessor (as an additional insured) against claims for bodily injury, personal injury and property damage based upon, involving or arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be on an occurrence basis providing single limit coverage in an amount not less than $1,000,000 per occurrence with an "Additional Insured-Managers or Lessors of Premises" Endorsement and contain the "Amendment of the Pollution Exclusion" for damage caused by heat, smoke or fumes from a hostile fire. The policy shall not contain any intra-insured exclusions as between insured persons or organizations, but shall include coverage for liability assumed under this Lease ["as an" - words not readable due to hole punched in page] "insured contract" for the performance of Lessee's indemnity obligations under this Lease. The limits of said insurance required by this Lease or ["as carried" - words not readable due to hole punched in page] by Lessee shall not, however, limit the liability of Lessee nor relieve Lessee of any obligation hereunder. All insurance to be carried by Lessee shall be primary to and not contributory with any similar insurance carried by Lessor, whose insurance shall be considered excess insurance only.

     (b) Carried by Lessor. In the event Lessor is the Insuring Party, Lessor shall also maintain liability insurance described in Paragraph 8.2(a), above, in addition to, and not in lieu of, the insurance required to be maintained by Lessee. Lessee shall not be named as an additional insured therein.

8.3.     Property Insurance-Building, Improvements and Rental Value.

     (a) Building and Improvements. The Insuring Party shall obtain and keep in force during the term of this Lease a policy or policies in the name of Lessor, with loss payable to Lessor and to the holders of any mortgages, deeds of trust or ground leases on the Premises ("Lender(s)"), insuring loss ["or damage" - words not readable due to hole punched in page] to the Premises. The amount of such insurance shall be equal to the full replacement cost of the Premises, as the same shall exist from time to time, or the amount required by Lenders, but in no event more than the commercially reasonable and available insurable value thereof if, by reason of the unique nature or age of the improvements involved, such latter amount is less than full replacement cost. If Lessor is the Insuring Party, however, Lessee Owned Alterations and Utility Installations shall be insured by Lessee under Paragraph 8.4 rather than by Lessor. If the coverage is available and commercially appropriate, such policy or policies shall insure against all risks of direct physical loss or damage (except the perils of flood and/or earthquake unless required by a Lender), including coverage for any additional costs resulting from debris removal and reasonable amounts of coverage for the enforcement of any ordinance or law regulating the reconstruction or replacement of any undamaged sections of the Premises required to be demolished or removed by reason of the enforcement of any building, zoning, safety or land use laws as the result of a covered cause of loss. Said policy or policies shall also contain an agreed valuation provision in lieu of any coinsurance clause, waiver of subrogation, and inflation guard protection causing an increase in the annual property insurance coverage amount by a factor of not less than the adjusted U.S. Department of Labor Consumer Price Index for All Urban Consumers for the city nearest to where the Premises are located. If such insurance coverage has a deductible clause, the deductible amount shall not exceed $1,000 per occurrence, and Lessee shall be liable for such deductible amount in the event of an Insured Loss, as defined in Paragraph 9.1(c).

     (b) Rental Value. The Insuring Party shall, in addition, obtain and keep in force during the term of this Lease a policy or policies in the name of Lessor, with loss payable to Lessor and Lender(s), insuring the loss of the full rental and other charges payable by Lessee to Lessor under this Lease for one (1) year (including all real estate taxes, insurance costs, and any scheduled rental increases). Said insurance shall provide that in the event the Lease is terminated by reason of an insured loss, the period of indemnity for such coverage shall be extended beyond the date of the completion of repairs or replacement of the Premises, to provide for one full year's loss of rental revenues from the date of any such loss. Said insurance shall contain an agreed valuation provision in lieu of any coinsurance clause, and the amount of coverage shall be adjusted annually to reflect the projected rental income, property taxes, insurance premium costs and other expenses, if any, otherwise payable by Lessee, for the next, twelve (12) month period. Lessee shall be liable for any deductible amount in the event of such loss.

     (c) Adjacent Premises. If the Premises are part of a larger building, or if the Premises are part of a group of buildings owned by Lessor which are adjacent to the Premises, the Lessee shall pay for any increase in the premiums for the property insurance of such building or buildings if said increase is caused by Lessee's acts, omissions, use or occupancy of the Premises.

     (d) Tenant's Improvements. If the Lessor is the Insuring Party, the Lessor shall not be required to insure Lessee Owned Alterations and Utility Installations unless the item in question has become the property of Lessor under the terms of this Lease. If Lessee is the Insuring Party, the policy carried by Lessee under this Paragraph 8.3 shall insure Lessee Owned Alterations and Utility Installations.

     8.4. Lessee's Property Insurance. Subject to the requirements of Paragraph 8.5, Lessee at its cost shall either by separate policy or, at Lessor's option, by endorsement to a policy already carried, maintain insurance coverage on all of Lessee's personal property, Lessee Owned Alterations and Utility Installations in, on, or about the Premises similar in coverage to that carried by the Insuring Party under Paragraph 8.3. Such insurance shall be full replacement cost coverage with a deductible of not to exceed $1,000 per occurrence. The proceeds from any such insurance shall be used by Lessee for the replacement of personal property or the restoration of Lessee Owned Alterations and Utility Installations. Lessee shall be the Insuring Party with respect to the insurance required by this Paragraph 8.4 and shall provide Lessor with written evidence that such insurance is in force.

     8.5. Insurance Policies. Insurance required hereunder shall be in companies duly licensed to transact business in the state where the Premises are ["held" - word not readable due to hole punched in page], and maintaining during the policy term a "General Policyholders Rating" of at least B+, V, or such other rating as may be required by a Lender having a lien on the Premises, as set forth in the most current issue of "Best's Insurance Guide." Lessee shall not do or permit to be done anything which shall invalidate the insurance policies referred to in this Paragraph 8. If Lessee is the Insuring Party, Lessee shall cause to be delivered to Lessor certified copies of policies of such insurance or certificates evidencing the existence and amounts of such insurance with the insureds and loss payable clauses as required by this Lease. No such policy shall be cancellable or subject to modification except after thirty (30) days prior written notice to Lessor. Lessee shall at least thirty (30) days prior to the expiration of such policies, furnish Lessor with evidence of renewals or "insurance binders" evidencing renewal thereof, or Lessor may order such insurance and charge the cost thereof to Lessee, which amount shall be payable by Lessee to Lessor upon demand. If the Insuring Party shall fail to procure and maintain the insurance required to be carried by the Insuring Party under this Paragraph 8, the other Party may, but shall not be required to, procure and maintain the same, but at Lessee's expense.

     8.6. Waiver of Subrogation. Without affecting any other rights or remedies, Lessee and Lessor ("Waiving Party") each hereby release and relieve the other, and waive their entire right to recover damages (whether in contract or in tort) against the other, for loss of or damage to the Waiving Party's property arising out of or incident to the perils required to be insured against under Paragraph
8. The effect of such releases and waivers of the right to recover damages shall not be limited by the amount of insurance carried or required, or by any deductibles applicable thereto.

     8.7. Indemnity. Except for Lessor's negligence and/or breach of express warranties, Lessee shall indemnify, protect, defend and hold harmless the Premises, Lessor and its agents, Lessor's master or ground lessor, partners and Lenders, from and against any and all claims, loss of rents and/or damages, costs, liens, judgments, penalties, permits, attorney's and consultant's fees, expenses and/or liabilities arising out of, involving, or in dealing with, the occupancy of the Premises by Lessee, the conduct of Lessee's business, any act, omission or neglect of Lessee, Its agents, contractors, employees or Invitees, and out of any Default or Breach by Lessee in the performance in a timely manner of any obligation on Lessee's part to be performed under this Lease. The foregoing shall include, but not be limited to, the defense or pursuit of any claim or any action or proceeding Involved therein, and whether or not (in the case of claims made against Lessor) litigated and/or reduced to judgment, and whether well founded or not. In case any action or proceeding be brought against Lessor by reason of any of the foregoing matters, Lessee upon notice from Lessor shall defend the same at Lessee's expense by counsel reasonably satisfactory to Lessor and Lessor shall cooperate with Lessee in such defense. Lessor need not have first paid any such claim in order to be so Indemnified.

     8.8. Exemption of Lessor from Liability. Lessor shall not be liable for injury or damage to the person or goods, wares, merchandise or other property of Lessee, Lessee's employees, contractors, Invitees, customers, or any ether person in or about the Premises, whether such damage or Injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, fire sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or from any other cause, whether the said injury or damage results from conditions arising upon the Premises or upon other portions of the building of which the Premises are a part, or from other sources or places, and regardless of whether the cause of such damage or injury or the means of repairing the same is accessible or not. Lessor shall not be liable for any damages arising from any act or neglect of any other tenant of Lessor. Notwithstanding Lessor's negligence or breach of this Lease, Lessor shall under no circumstances be liable for injury to Lessee's business or for any loss of income or profit therefrom,

9.       Damage or Destruction.

     9.1. Definitions.

          (a) "Promises Partial Damage" shall mean damage or destruction to the improvements on the Premises, other than Lessee Owned Alterations ["and" - word not readable due to hole punched in page] Utility Installations, the repair cost of which damage or destruction is less than 50% of the then Replacement Cost of the Premises immediately prior to such damage or destruction, excluding from such calculation the value of the land and Lessee Owned Alterations and Utility Installations.

          (b) "Premises Total Destruction" shall mean damage or destruction to the Premises, other than Lessee Owned Alterations and Utility installations the repair cost of which damage or destruction is 50% or more of the then Replacement Cost of the Premises immediately prior to such damage or destruction, excluding from such calculation the value of the land and Lessee Owned Alterations and Utility Installations.

          (c) "Insured Loss" shall mean damage or destruction to improvements on the Premises, other than Lessee Owned Alterations and Utility Installations, which was caused by an event required to be covered by. The insurance described in Paragraph 8.3(a), irrespective of any deductible amounts or coverage limits involved.

          (d) "Replacement Cost" shall mean the cost to repair or rebuild the improvements owned by Lessor at the time of the occurrence to their condition existing immediately prior thereto, including demolition, debris removal and upgrading required by the operation of applicable building codes, ordinances or laws, and without deduction for depreciation.

          (e) "Hazardous Substance Condition" shall mean the occurrence or discovery of a condition involving the presence of, or a contamination by, a Hazardous Substance as defined in Paragraph 6.2(a), in, on, or under the Premises.

     9.2. Partial Damage - Insured Loss. If a Premises Partial Damage that is an Insured Loss occurs, then Lessor shall, at Lessor's expense, repair such damage (but not Lessee's Trade Fixtures or Lessee Owned Alterations and Utility Installations) as soon as reasonably possible and this Lease shall continue in full force and effect; provided, however, that Lessee shall, at Lessor's election, make the repair of any damage or destruction the total cost to repair of which is $10,000 or less, and, in such event, Lessor shall make the insurance proceeds available to Lessee on a reasonable basis for that purpose. Notwithstanding the foregoing, if the required insurance was not in force or the insurance proceeds are not sufficient to effect such repair, the Insuring Party shall promptly contribute the shortage in proceeds (except as to the deductible which is Lessee's responsibility) as and when required to complete said repairs. In the event, however, the shortage in proceeds was due to the fact that, by reason of the unique nature of the improvements, full ["replacement" - word not entirely readable due to hole punched in page] cost insurance coverage was not commercially reasonable and available, Lessor shall have no obligation to pay for the shortage in insurance ["proceeds" - word not entirely readable due to hole punched in page] or to fully restore the unique aspects of the Premises unless Lessee provides Lessor with the funds to cover same, or adequate assurance thereof, within ten (10) days following receipt of written notice of such shortage and request therefor. If Lessor receives said funds or adequate assurance thereof within said ten (10) day period, the party responsible for making the repairs shall complete them as soon as reasonably possible and this Lease shall remain in full force and effect. If Lessor does not receive such funds or assurance within said period, Lessor may nevertheless elect by written notice to Lessee within ten (10) days thereafter to make such restoration and repair as is commercially reasonable with Lessor paying any shortage in proceeds, in which case this Lease shall remain in full force and effect. If in such case Lessor does not so elect, then this Lease shall terminate sixty (60) days following the occurrence of the damage or destruction. Unless otherwise agreed, Lessee shall in no event have any right to reimbursement from Lessor for any funds contributed by Lessee to repair any such damage or destruction. Premises Partial Damage due to flood or earthquake shall be subject to Paragraph
9.3 rather than Paragraph 9.2, notwithstanding that there may be some insurance coverage, but the net proceeds of any such insurance shall be made available for the repairs if made by either Party.

     9.3. Partial Damage - Uninsured Loss. If a Premises Partial Damage that is not an Insured Loss occurs, unless caused by a negligent or willful act of Lessee (in which event Lessee shall make the repairs at Lessee's expense and this Lease shall continue In full force and effect, but subject to Lessor's ["rights" - word not readable due to hole punched in page] (under Paragraph 13), Lessor may at Lessor's option, either: (i) repair such damage as soon as reasonably possible at Lessor's expense, in which ["event" - word not readable due to hole punched in page] this Lease shall continue in full force and effect, or (ii) give written notice to Lessee within thirty (30) days after receipt by Lessor of knowledge of the occurrence of such damage of Lessor's desire to terminate this Lease as of the date sixty (60) days following the giving of such notice. In the event Lessor elects to give such notice of Lessor's intention to terminate this Lease, Lessee shall have the right within ten (10) days after the receipt of such notice to give written notice to Lessor of Lessee's commitment to pay for the repair of such damage totally at Lessee's expense and without reimbursement from Lessor. Lessee shall provide Lessor with the required funds or satisfactory assurance thereof within thirty (30) days following Lessee's said commitment. In such event this Lease shall continue in full force and effect, and Lessor shall proceed to make such repairs as soon as reasonably possible and the required funds are available. If Lessee does not give such notice and provide the funds or assurance thereof within the times specified above, this Lease shall terminate as of the date specified in Lessor's notice of termination.

     9.4. Total Destruction. Notwithstanding any other provision hereof, if a Premises Total Destruction occurs (including any destruction required by any authorized public authority), this Lease shall terminate sixty (60) days following the date of such Premises Total Destruction, whether or not the damage or destruction is an Insured Loss or was caused by a negligent or willful act of Lessee, In the event, however, that the damage or destruction was caused by Lessee, Lessor shall have the right to recover Lessor's damages from Lessee except as released and waived in Paragraph 8.6.

     9.5. Damage Near End of Term. If at any time during the last six (6) months of the term of this Lease there is damage for which the cost to repair exceeds one (1) month's Base Rent, whether or not an Insured Loss, Lessor may, at Lessor's option, terminate this Lease effective sixty (60) days following the date of occurrence of such damage by giving written notice ho Lessee of Lessor's election to do so within thirty (30) days after the date of occurrence of such damage. Provided, however, if Lessee at that time has an exercisable option to extend this Lease or to purchase the Premises, then Lessee may preserve this Lease by, within twenty (20) days following the occurrence of the damage, or before the expiration of the time provided in such option for its exercise, whichever is earlier ("Exercise Period"), (i) exercising such option and (ii) providing Lessor with any shortage in insurance proceeds (or adequate assurance thereof) needed to make the repairs. If Lessee duly exercises such option during said Exercise Period and provides Lessor with funds (or adequate assurance thereof) to cover any shortage in insurance proceeds, Lessor shall, at Lessor's expense repair such damage as soon as reasonably possible and this Lease shall continue in full force and effect. If Lessee fails to exercise such option and provide such funds or assurance during said Exercise Period, then Lessor may at Lessor's option terminate this Lease as of the expiration of said sixty (60) day period following the occurrence of such damage by giving written notice to Lessee of Lessor's election to do so within ton (10) days after the expiration of the Exercise Period, notwithstanding any term or provision in the grant of option to the contrary.

9.6.     Abatement of Rent; Lessee's Remedies.

          (a) In the event of damage described in Paragraph 9.2 (Partial Damage-Insured), whether or not Lessor or Lessee repairs or restores the Premises, the Base Rent, Real Property Taxes, insurance premiums, and other charges, if any, payable by Lessee hereunder for the period during which such damage, its repair or the restoration continues (not to exceed the period for which rental value insurance is required under Paragraph 8.3(b)), shall be abated in proportion to the degree to which Lessee's use of the Premises is impaired, Except for abatement of Base Rent, Real Property Taxes, insurance premiums, and other charges, if any, as aforesaid, all other obligations of Lessee hereunder shall be performed by Lessee, and Lessee shall have no claim against Lessor for any damage suffered by reason of any such repair or restoration.

          (b) If Lessor shall be obligated to repair or restore the Premises under the provisions of this Paragraph 9 and shall not commence, in a substantial and ["and meaningful" - words not entirely readable due to hole punched in page] way, the repair or restoration of the Premises within ninety
(90) days after such obligation shall accrue, Lessee may, at any time prior to ["the commencement" - words not entirely readable due to hole punched in page] of such repair or restoration, give written notice to Lessor and to any Lenders of which Lessee has actual notice of Lessee's election to terminate this Lease on a date not less than sixty (60) days following the giving of such notice. If Lessee gives such notice to Lessor and such Lenders and such repair or restoration is not commenced within thirty (30) days after receipt of such notice, this Lease shall terminate as of the date specified in said notice. If Lessor or a Lender commences the repair or restoration of the Premises within thirty (30) days after receipt of such notice, this Lease shall continue in full force and effect. "Commence" as used in this Paragraph shall mean either the unconditional authorization of the preparation of the required plans, or the beginning of the actual work on the Premises, whichever first occurs,

     9.7. Hazardous Substance Conditions. If a Hazardous Substance Condition occurs, unless Lessee is legally responsible therefor (in which case Lessee shall make the investigation and remediation thereof required by Applicable Law and this Lease shall continue in full force and effect, but subject to Lessor's rights under Paragraph 13), Lessor may at Lessor's option either (i) investigate and remediate such Hazardous Substance Condition, if required, as soon as reasonably possible at Lessor's expense, in which event this Lease shall continue in full force and effect, or (ii) if the estimated cost to investigate and remediate such condition exceeds twelve (12) times the then monthly Base Rent or $100,000, whichever is greater, give written notice to Lessee within thirty (30) days after receipt by Lessor of knowledge of the occurrence of such Hazardous Substance Condition of Lessor's desire to terminate this Lease as of the date sixty (60) days following the giving of such notice. In the event Lessor elects to give such notice of Lessor's intention to terminate this Lease, Lessee shall have the right within ten (10) days after the receipt of such notice to give written notice to Lessor of Lessee's commitment to pay for the investigation and remediation of such Hazardous Substance Condition totally at Lessee's expense and without reimbursement from Lessor except to the extent of an amount equal to twelve (12) limes the then monthly Base Rent or $100,000, whichever is greater. Lessee shall provide Lessor with the funds required of Lessee or satisfactory assurance thereof within thirty (30) days following Lessee's said commitment. In such event this Lease shall continue in lull force and effect, and Lessor shall proceed to make such investigation and remediation as soon as reasonably possible and the required funds are available. If Lessee does not give such notice and provide the required funds or assurance thereof within the times specified above, this Lease shall terminate as of the date specified in Lessor's notice of termination. If a Hazardous Substance Condition occurs for which Lessee is not legally responsible, there shall be abatement of Lessee's obligations under this Lease to the same extent as provided in Paragraph 9.6(a) for a period of not to exceed twelve (12) months.

     9.8. Termination - Advance Payments. Upon termination of this Lease pursuant to this Paragraph 9, an equitable adjustment shall be made concerning advance Base Rent and any other advance payments made by Lessee to Lessor. Lessor shall, in addition, return to Lessee so much of Lessee's Security Deposit as has not been, or is not then required to be, used by Lessor under the terms of this Lease.

     9.9. Waive Statutes. Lessor and Lessee agree that the terms of this Lease shall govern the effect of any damage to or destruction of the Premises with respect to the termination of this Lease and hereby waive the provisions of any present or future statute to the extent inconsistent herewith.

10.      Real Property Taxes.

     10.1.

          (a) Payment of Taxes. Lessee shall pay the Real Property Taxes, as defined in Paragraph 10.2, applicable to the Premises during the term of this Lease. Subject to Paragraph 10.1(b), all such payments shall be made at least ten (10) days prior to the delinquency date of the applicable installment. Lessee shall promptly furnish Lessor with satisfactory evidence that such taxes have been paid. If any such taxes to be paid by Lessee shall cover any period of time prior to or after the expiration or earlier termination of the term hereof, Lessee's share of such taxes shall be equitably prorated to cover ["only the" - words not readable due to hole punched in page] period of time within the tax fiscal year this Lease is in effect, and Lessor shall reimburse Lessee for any overpayment after such proration. If ["Lessee" - word not readable due to hole punched in page] shall fail to pay any Real Property Taxes required by this Lease to be paid by Lessee, Lessor shall have the right to pay the same, and Lessee shall reimburse Lessor therefor upon demand. See Addendum P. 8

          (b) Advance Payment. In order to insure payment when due and before delinquency of any or all Real Property Taxes, Lessor reserves the right at Lessor's option, to estimate the current Real Property Taxes applicable to the Premises, and to require such current year's Real Property Taxes to be paid in advance to Lessor by Lessee, either: (i) in a lump sum amount equal to the installment due, at least twenty (20) days prior to the applicable delinquency date, or (ii) monthly in advance with the payment of the Base Rent. If Lessor elects to require payment monthly in advance, the monthly payment shall be that equal monthly amount which, over the number of months remaining before the month in which the applicable tax installment would become delinquent (and without interest thereon), would provide a fund large enough to fully discharge before delinquency the estimated installment of taxes to be paid. When the actual amount of the applicable tax bill is known, the amount of such equal monthly advance payment shall be adjusted as required to provide the fund needed to pay the applicable taxes before delinquency. If the amounts paid to Lessor by Lessee under the provisions of this Paragraph are insufficient to discharge the obligations of Lessee to pay such Real Property Taxes as the same become due, Lessee shall pay to Lessor, upon Lessor's demand, such additional sums as are necessary to pay such obligations. All moneys paid to Lessor under this Paragraph may be intermingled with other moneys of Lessor and shall not bear interest. In the event of a Breach by Lessee in the performance of the obligations of Lessee under this Lease, then any balance of funds paid to Lessor under the provisions of this Paragraph may, subject to proration as provided in Paragraph 10.1(a), at the option of Lessor, be treated as an additional Security Deposit under Paragraph 5.

     10.2. Definition of "Real Property Taxes." As used herein, the term "Real Property Taxes" shall include any form of real estate tax or assessment, general, special, ordinary or extraordinary, and any license fee, commercial rental tax, improvement bond or bonds, levy or tax (other than inheritance, personal income or estate taxes) imposed upon the Premises by any authority having the direct or indirect power to tax, including any city, state or federal government, or any school, agricultural, sanitary, fire, street, drainage or other improvement district thereof, levied against any legal or equitable interest or Lessor in the Premises or in the real property of which the Premises are a part, Lessor's right to rent or other income therefrom, and/or Lessor's business of leasing the Premises. The term "Real Property Taxes" shall also include any tax, fee, levy, assessment or charge, or any increase therein, ["imposed" - word not readable due to hole punched in page] by reason of events occurring, or changes in applicable law taking effect, during the term of this Lease, including but not limited to a change in the ownership of the Premises or in the improvements thereon, the execution of this Lease, or any modification, amendment or transfer thereof, and whether or not contemplated by the Parties.

     10.3. Joint Assessment. If the Premises are not separately assessed, Lessee's liability shall be an equitable proportion of the Real Property Taxes for all of the land and improvements included within the tax parcel assessed, such proportion to be determined by Lessor from the respective valuations assigned in the assessor's work sheets or such other information as may be reasonably available. Lessor's reasonable determination thereof, in good faith, shall be conclusive.

     10.4. Personal Property Taxes. Lessee shall pay prior to delinquency all taxes assessed against and levied upon Lessee Owned Alterations, Utility Installations, Trade Fixtures, furnishings, equipment and all personal property of Lessee contained in the Premises or elsewhere. When possible, Lessee ["shall use" - words not readable due to hole punched in page] shall use its Trade Fixtures, furnishings, equipment and all other personal properly to be assessed and billed separately from the real property of Lessor. If ["all of" - words not readable due to hole punched in page] Lessee's said personal property shall be assessed with Lessor's real property. Lessee shall pay Lessor the taxes attributable to Lessee within ten (10) days after receipt of a written statement setting forth the taxes applicable to Lessee's property or, at Lessor's option, as provided in Paragraph 10.1(b).

11. Utilities. Lessee shall pay for all water, gas, heat, light, power, telephone, trash disposal and other utilities and services supplied to the premises, together with any taxes thereon. If any such services are not separately metered to lessee, lessee shall pay a reasonable proportion, to be determined by lessor, of all charges jointly metered with other premises.

12.      Assignment and Subletting.

     12.1. Lessor's Consent Required.

          (a) Lessee shall not voluntarily or by operation of law assign, transfer, mortgage or otherwise transfer or encumber (collectively "assignment") or sublet all or any part of Lessee's interest in this Lease or in the Premises without Lessor's prior written consent given under and subject to the terms of Paragraph 36.

          (b) A change in the control of Lessee shall constitute an assignment requiring Lessor's consent. The transfer, on a cumulative basis, of twenty-five percent (25%) or more of the voting control of Lessee shall Constitute a change in control for this purpose.

          (c) The involvement of Lessee or its assets in any transaction, or series of transactions (by way of merger, sale, acquisition, financing, refinancing, transfer, leveraged buy-out or otherwise), whether or not a formal assignment or hypothecation of this Lease or Lessee's assets occurs, which results or will result in a reduction of the Net Worth of Lessee, as hereinafter defined, by an amount equal to or greater than twenty-five percent (25%) of such Net Worth of Lessee as it was represented to Lessor at the time of the execution by Lessor of this Lease or at the time of the most recent assignment to which Lessor has consented, or as it exists immediately prior to said transaction or transactions constituting such reduction, at whichever time said Net Worth of Lessee was or is greater, shall be considered an assignment of this Lease by Lessee to which Lessor may reasonably withhold its consent. "Net Worth of Lessee" for purposes of this Lease shall be the net worth of Lessee (excluding any guarantors) established under generally accepted accounting principles consistently applied.

          (d) An assignment or subletting of Lessee's interest in this Lease without Lessor's specific prior written consent, ["which consent has not been unreasonably withheld," - inserted] shall, at Lessor's option, be a Default curable after notice per Paragraph 13.1(c), or a noncurable Breach without the necessity of any notice and grace period. If Lessor elects to treat such unconsented to assignment or subletting as a noncurable Breach, Lessor shall have the right to either: (i) terminate this Lease, or (ii) upon thirty (30) days written notice ("Lessor's Notice"), increase the monthly Base Rent to fair market rental value or one hundred ten percent (110%) of the Base Rent then in effect, whichever is greater. Pending determination of the new fair market rental value, if disputed by Lessee, Lessee shall pay the amount set forth in Lessor's Notice, with any overpayment credited against the next installment(s) of Base Rent coming due, and any underpayment for the period retroactively to the effective date of the adjustment being due and payable immediately upon the determination thereof. Further, in the event of such Breach and market value adjustment, (i) the purchase price of any option to purchase the Premises held by Lessee shall be subject to similar adjustment to the then fair market value (without the Lease being considered an encumbrance or any deduction for depreciation or obsolescence, and considering the Premises at its highest and best use and in good condition), or one hundred ten percent (110%) of the price previously in effect, whichever is greater, (ii) any index-oriented rental or price adjustment formulas contained in this Lease shall be adjusted to require that the base index be determined with reference to the index applicable to the time of such adjustment, and (iii) any fixed rental adjustments scheduled during the remainder of ["the Lease" - words not readable due to hole punched in page] term shall be increased in the same ratio as the new market rental bears to the Base Rent in effect immediately prior to the market value ["adjustment" - word not readable due to hole punched in page].

          (e) Lessee's remedy for any breach of this Paragraph 12.1 by Lessor shall be limited to compensatory damages and injunctive relief.

     12.2. Terms and Conditions Applicable to Assignment and Subletting.

          (a) Regardless of Lessor's consent, any assignment or subletting shall not: (i) be effective without the express written assumption by such assignee or sublessee of the obligations of Lessee under this Lease, (ii) release Lessee of any obligations hereunder, or (iii) alter the primary liability of Lessee for the payment of Base Rent and other sums due Lessor hereunder or for the performance of any other obligations to be performed by Lessee under this Lease.

          (b) Lessor may accept any rent or performance of Lessee's obligations from any person other than Lessee pending approval or disapproval of an assignment. Neither a delay in the approval or disapproval of such assignment nor the acceptance of any rent or performance shall constitute a waiver or estoppel of Lessor's right to exercise its remedies for the Default or Breach by Lessee of any of the terms, covenants or conditions of this Lease.

          (c) The consent of Lessor to any assignment or subletting shall not constitute a consent to any subsequent assignment or subletting by Lessee or to any subsequent or successive assignment or subletting by the sublessee. However, Lessor may consent to subsequent sublettings and assignments of the sublease or any amendments or modifications thereto without notifying Lessee or anyone else liable on the Lease or sublease and without obtaining their consent, and such action shall not relieve such persons from liability under this Lease or sublease.

          (d) In the event of any Default or Breach of Lessee's obligations under this Lease, Lessor may proceed directly against Lessee, any Guarantors or any one else responsible for the performance of the Lessee's obligations under this Lease, including the sublessee, without first exhausting Lessor's remedies against any other person or entity responsible therefor to Lessor, or any security held by Lessor or Lessee.

          (e) Each request for consent to an assignment or subletting shall be in writing, accompanied by information relevant to Lessor's determination as to the financial and operational responsibility and appropriateness of the proposed assignee or sublessee, including but not limited to the intended use and/or required modification of the Premises, if any, together with a non-refundable deposit of $1,000 ["or ten percent (10%) of the current monthly Base Rent, whichever is greater," - struck through] as reasonable consideration for Lessor's considering and processing the request for consent. Lessee agrees to provide Lessor with such other or additional information and/or documentation as may be reasonably requested by Lessor.

          (f) Any assignee of, or sublessee under, this Lease shall, by reason of accepting such assignment or entering Into such sublease, be deemed, for the benefit of Lessor, to have assumed and agreed to conform and comply with each and every term, covenant, condition and obligation herein to be observed or performed by Lessee during the term of said assignment or sublease, other than such obligations as are contrary to or inconsistent with provisions of an assignment or sublease to which Lessor has specifically consented in writing.

          (g) The occurrence of a transaction described in Paragraph 12,1(c) shall give Lessor the right (but not the obligation) to require that the Security Deposit be increased to an amount equal to six (6) times the then monthly Base Rent, and Lessor may make the actual receipt by Lessor of the amount required to establish such Security Deposit a condition to Lessor's consent to such transaction.

          (h) Lessor, as a condition to giving its consent to any assignment or subletting, may require that the amount and adjustment structure of the rent payable under this Lease be adjusted to what is then the market value and/or adjustment structure for property similar to the Premises as then constituted. [This entire Section 12.2(h) struck through]

     12.3. Additional Terms and Conditions Applicable to Subletting. The following terms and conditions shall apply to any subletting by Lessee of all or ["any part" - words not readable due to hole punched in page] of the Premises and shall be deemed included in all subleases under this Lease whether or not expressly incorporated therein:

          (a) Lessee hereby assigns and transfers to Lessor all of Lessee's interest in all rentals and income arising from any sublease of all or a portion of the Premises heretofore or hereafter made by Lessee, and Lessor may collect such rent and income and apply same toward Lessee's obligations under this Lease; provided, however, that until a Breach (as defined in Paragraph 13.1) shall occur in the performance of Lessee's obligations under this Lease, Lessee may, except as otherwise provided in this Lease, receive, collect and enjoy the rents accruing under such sublease. Lessor shall not, by reason of this or any other assignment of such sublease to Lessor, nor by reason of the collection of the rents from a sublessee, be deemed liable to the sublessee for any failure of Lessee to perform and comply with any of Lessee's obligations to such sublessee under such sublease. Lessee hereby irrevocably authorizes and directs any such sublessee, upon receipt of a written notice from Lessor stating that a Breach exists in the performance of Lessee's obligations under this Lease, to pay to Lessor the rents and other charges due and to become due under the sublease. Sublessee shall rely upon any such statement and request from Lessor and shall pay such rents and other charges to Lessor without any obligation or right to inquire as to whether such Breach exists and notwithstanding any notice from or claim from Lessee to the contrary, Lessee shall have no right or claim against said sublessee, or, until the Breach has been cured, against Lessor, for any such rents and other charges so paid by said sublessee to Lessor.

          (b) In the event of a Breach by Lessee in the performance of its obligations under this Lease, Lessor, at its option and without any obligation to do so, may require any sublessee to attorn to Lessor, in which event Lessor shall undertake the obligations of the sublessor under such sublease from the time of the exercise of said option to the expiration of such sublease; provided, however, Lessor shall not be liable for any prepaid rents or security deposit paid by such sublessee to such sublessor or for any other prior Defaults or Breaches of such sublessor under such sublease.

          (c) Any matter or thing requiring the consent of the sublessor under a sublease shall also require the consent of Lessor herein.

          (d) No sublessee shall further assign or sublet all or any part of the Premises without Lessor's prior written consent.

          (e) Lessor shall deliver a copy of any notice of Default or Breach by Lessee to the sublessee, who shall have the right to cure the Default of Lessee ["within" - word not readable due to hole punched in page] the grace period, if any, specified in such notice. The sublessee shall have a right of reimbursement and offset from and against Lessee for any ["such" - word not readable due to hole punched in page]Defaults cured by the sublessee.

13.      Default; Breach; Remedies.

     13.1. Default; Breach. Lessor and Lessee agree that if an attorney is consulted by Lessor in connection with a Lessee Default or Breach (as hereinafter defined), $350.00 is a reasonable minimum sum per such occurrence for legal services and costs in the preparation and service of a notice of Default, and that Lessor may include the cost of such services and costs in said notice as rent due and payable to cure said Default. A "Default" is defined as a failure by the Lessee to observe, comply with or perform any of the terms, covenants, conditions or rules applicable to Lessee under this Lease. A "Breach" is defined as the occurrence of any one or more of the following Defaults, and, where a grace period for cure after notice is specified herein, the failure by Lessee to cure such Default prior to the expiration of the applicable grace period, shall entitle Lessor to pursue the remedies set forth in Paragraphs 13.2 and/or 13.3:

          (a) The vacating of the Premises without the intention to reoccupy same, or the abandonment of the Premises.

          (b) Except as expressly otherwise provided in this Lease, the failure by Lessee to make any payment of Base Rent or any other monetary payment ["required" - word not readable due to hole punched in page] to be made by Lessee hereunder, whether to Lessor or to a third party, as and when due, the failure by Lessee to provide Lessor with reasonable evidence of insurance or surety bond required under this Lease, or the failure of Lessee to fulfill any obligation under this Lease which endangers or threatens life or property, where such failure continues for a period of three (3) days following written notice thereof by or on behalf of Lessor to Lessee.

          (c) Except as expressly otherwise provided in this Lease, the failure by Lessee to provide Lessor with reasonable written evidence (in duly executed original form, if applicable) of (i) compliance with Applicable Law per Paragraph 6.3, (ii) the inspection, maintenance and service contracts required under Paragraph 7.1(b), (iii) the recission of an unauthorized assignment or subletting per Paragraph 12.1(b), (iv) a Tenancy Statement per Paragraphs 16 or 37, (v) the subordination or non-subordination of this Lease per Paragraph 30,
(vi) the guaranty of the performance of Lessee's obligations under this Lease if required under Paragraphs 1.11 and 37, (vii) the execution of any document requested under Paragraph 42 (easements), or (viii) any other documentation or information which Lessor may reasonably require of Lessee under the terms of this Lease, where any such failure continues for a period of ten (10) days following written notice by or on behalf of Lessor to Lessee.

          (d) A Default by Lessee as to the terms, covenants, conditions or provisions of this Lease, or of the rules adopted under Paragraph 40 hereof, that are to be observed, complied with or performed by Lessee, other than those described in subparagraphs (a), (b) or (c), above, where such Default continues for a period of thirty (30) days after written notice thereof by or on behalf of Lessor to Lessee; provided, however, that if the nature of Lessee's Default is such that more than thirty (30) days are reasonably required for its cure, then it shall not be deemed to be a Breach of this Lease by Lessee if Lessee commences such cure within said thirty (30) day period and thereafter diligently prosecutes such cure to completion.

          (e) The occurrence of any of the following events: (i) The making by lessee of any general arrangement or assignment for the benefit of creditors;
(ii) Lessee's becoming a "debtor" as defined in 11 U.S.C. ss. 101 or any successor statute thereto (unless, in the case of a petition filed against Lessee, the same is dismissed within sixty (60) days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where possession is not restored to Lessee within thirty (30) days; or (iv) the attachment, execution or other judicial seizure of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where such seizure is not discharged within thirty (30) days; provided, however, in the event that any provision of this subparagraph (e) is contrary to any applicable law, such provision shall be of no force or effect, and not affect the validity of the remaining provisions.

          (f) The discovery by Lessor that any financial statement given to Lessor by Lessee or any Guarantor of Lessee's obligations hereunder was materially false.

          (g) If the performance of Lessee's obligations under this Lease is guaranteed: (i) the death of a guarantor, (ii) the termination of a guarantor's liability with respect to this Lease other than in accordance with the terms of such guaranty, (iii) a guarantor's becoming insolvent or the subject of a bankruptcy filing, (iv) a guarantor's refusal to honor the guaranty, or (v) a guarantor's breach of its guaranty obligation on an anticipatory breach basis, and Lessee's failure, within sixty (60) days following written notice by or on behalf of Lessor to Lessee of any such event, to provide Lessor with written alternative assurance or security, which, when coupled with the then existing resources of Lessee, equals or exceeds the combined financial resources of Lessee and the guarantors that existed at the time of execution of this Lease.

     13.2. Remedies. If Lessee fails to perform any affirmative duty or obligation of Lessee under this Lease, within ten (10) days after written notice to Lessee (or in case of an emergency, without notice), Lessor may at its option (but without obligation to do so), perform such duty or obligation on Lessee's behalf, including but not limited to the obtaining of reasonably required bonds, insurance policies, or governmental licenses, permits or approvals. The costs and ["expenses" - word not entirely readable due to hole punched in page] of any such performance by Lessor shall be due and payable by Lessee to Lessor upon invoice therefor. If any check given to Lessor by Lessee shall not be honored by the bank upon which it is drawn, Lessor, at its option, may require all future payments to be made under this Lease by Lessee to be made only by cashier's check. In the event of a Breach of this Lease by Lessee, as defined in Paragraph 13.1, with or without further notice or demand, and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such Breach, Lessor may:

          (a) Terminate Lessee's right to possession of the Premises by any lawful means, in which case this Lease and the term hereof shall terminate and Lessee shall immediately surrender possession of the Premises to Lessor. In such event Lessor shall be entitled to recover from Lessee: (i) the worth at the time of the award of the unpaid rent which had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that the Lessee proves could have been reasonably avoided; (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that the Lessee proves could be reasonably avoided; and (iv) any other amount necessary to compensate Lessor for all the detriment proximately caused by the Lessee's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including but not limited to the cost of recovering possession of the Premises, expenses of reletting, including necessary renovation and alteration of the Premises, reasonable attorneys' fees, and that portion of the leasing commission paid by Lessor applicable to the unexpired term of this Lease. The worth at the time of award of the amount referred to in provision (iii) of the prior sentence shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). Efforts by Lessor to mitigate damages caused by Lessee's Default or Breach of this Lease shall not waive Lessor's right to recover damages under this Paragraph. If termination of this Lease is obtained through the provisional remedy of unlawful detainer, Lessor shall have the right to recover in such proceeding the unpaid rent and damages as are recoverable therein, or Lessor may reserve therein the right to recover all or any part thereof in a separate suit for such rent and/or damages. If a notice and grace period required under subparagraphs 13.1(b), (c) or (d) was not previously given, a notice to pay rent or quit, or to perform or quit, as the case may be, given to Lessee under any statute authorizing the forfeiture of leases for unlawful detainer shall also constitute the applicable notice for grace period purposes required by subparagraphs 13.1(b), (c) or (d). In such case, the applicable grace period under subparagraphs 13.1(b), (c) or (d) and under the unlawful defamer statute shall run concurrently after the one such statutory notice, and the failure of Lessee to cure the Default within the greater of the two such grace periods shall constitute both an unlawful detainer and a Breach of this Lease entitling Lessor to the remedies provided for in this Lease and/or by said statute.

          (b) Continue the Lease and Lessee's right to possession in effect (in California under California Civil Code Section 1951.4) after Lessee's Breach and abandonment and recover the rent as it becomes due, provided Lessee has the right to sublet or assign, subject only to reasonable limitations. See Paragraphs 12 and 36 for the limitations on assignment and subletting which limitations Lessee and Lessor agree are reasonable. Acts of maintenance or preservation, efforts to relet the Premises, or the appointment of a receiver to protect the Lessor's interest under the Lease, shall not constitute a termination of the Lessee's right to possession.

          (c) Pursue any other remedy now or hereafter available to Lessor under the laws or judicial decisions of the state wherein the Premises are located.

          (d) The expiration or termination of this Lease and/or the termination of Lessee's right to possession shall not relieve Lessee from liability under any indemnity provisions of this Lease as to matters occurring or accruing during the term hereof or by reason of Lessee's occupancy of the Premises.

     13.3. Inducement Recapture In Event Of Breach. Any agreement by Lessor for free or abated rent or other charges applicable to the Premises, or for the ["giving" - word not readable due to hole punched in page] or paying by Lessor to or for Lessee of any cash or other bonus, inducement or consideration for Lessee's entering into this Lease, all of which concessions are hereinafter referred  to as  "Inducement  Provisions,"  shall  be  deemed  conditioned  upon
Lessee's full and faithful performance of all of the terms, covenants and conditions of this Lease to be performed or observed by Lessee during the term hereof as the same may be extended. Upon the occurrence of a Breach of this Lease by Lessee, as defined in Paragraph 13.1, any such inducement Provision shall automatically be deemed deleted from this Lease and of no further force or effect, and any rent, other charge, bonus, inducement or consideration theretofore abated, given or paid by Lessor under such an Inducement Provision shall be immediately due and payable by Lessee to Lessor, and recoverable by Lessor as additional rent due under this Lease, notwithstanding any subsequent cure of said Breach by Lessee. The acceptance by Lessor of rent or the cure of the Breach which initiated the operation of this Paragraph shall not be deemed a waiver by Lessor of the provisions of this Paragraph unless specifically so stated in writing by Lessor at the time of such acceptance.

     13.4. Late Charges. Lessee hereby acknowledges that late payment by Lessee to lessor of rent and other sums due hereunder will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Lessor by the terms of any ground lease, mortgage or trust deed covering the Premises.
Accordingly, if any installment of rent or any other sum due from Lessee shall not be received by Lessor or Lessor's designee within five (5) days after such amount shall be due, then, without any requirement for notice to Lessee, Lessee shall pay to Lessor a late charge equal to six percent (6%) of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of late payment by Lessee. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee' Default or Breach with respect to such overdue amount, nor prevent Lessor from exercising any of the other rights and remedies granted hereunder. In the event that a late charge is payable hereunder, whether or not collected, for three (3) consecutive installments of Base Rent, then notwithstanding Paragraph 4.1 or any other provision of this Lease to the contrary, Base Rent shall, at Lessor's option, become due and payable quarterly in advance.

     13.5. Breach by Lessor. Lessor shall not be deemed in breach of this Lease unless Lessor fails within a reasonable time to perform an obligation ["required" - word not readable due to hole punched in page] to be performed by Lessor. For purposes of this Paragraph 13.5, a reasonable time shall in no event be less than thirty (30) days after receipt by Lessor, and by the holders of any ground lease, mortgage or deed of trust covering the Premises whose name and address shall have been furnished Lessee in writing for such purpose, of written notice specifying wherein such obligation of Lessor has not been performed; provided, however, that if the nature of Lessor's obligation is such that more than thirty (30) days after such notice are reasonably required for its performance, then Lessor shall not be in breach of this Lease if performance is commenced within such thirty (30) day period and thereafter diligently pursued to completion.

14. Condemnation. If the Premises or any portion thereof are taken under the power of eminent domain or sold under the threat of the exercise of said power (all of which are herein called "condemnation"), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever first occurs. If more than ten percent (10%) of the floor area of the Premises, or more than twenty-five percent (25%) of the land area not occupied by any building, is taken by condemnation, Lessee may, at Lessee's option, to be exercised in writing within ten (10) days after Lessor shall have given Lessee written notice of such taking (or in the absence of such notice, within ten (10) days after the condemning authority shall have taken possession) terminate this Lease as of the date the condemning authority takes such possession. If Lessee does not terminate this Lease in ["accordance" - word not entirely readable due to hole punched in page] with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the Base Rent shall be ["re_______" - word not readable due to hole punched in page] in the same proportion as the rentable floor area of the Premises taken bears to the total rentable floor area of the building located on the Premises. No reduction of Base Rent shall occur if the only portion of the Premises taken is land on which there is no building. Any award for the taking of all or any part of the Premises under the power of eminent domain or any payment made under threat of the exercise of such power shall be the property of Lessor, whether such award shall be made as compensation for diminution in value of the leasehold or for the taking of the fee, or as severance damages; provided, however, that Lessee shall be entitled to any compensation separately awarded to Lessee for Lessee's relocation expenses and/or loss of Lessee's Trade Fixtures. In the event that this Lease is not terminated by reason of such condemnation, Lessor shall to the extent of its net severance damages received, over and above the legal and other expenses incurred by Lessor in the condemnation matter, repair any damage to the Premises caused by such condemnation, except to the extent that Lessee has been reimbursed therefor by the condemning authority. Lessee shall be responsible for the payment of any amount in excess of such net severance damages required to complete such repair.

15.      Broker's Fee.

     15.1. The Brokers named in Paragraph 1,10 are the procuring causes of this Lease.

     15.2. Upon execution of this Lease by both Parties, Lessor shall pay to said Brokers jointly, or in such separate shares as they may mutually designate in writing, a fee as set forth in a separate written agreement between Lessor and said Brokers (or in the event there is no separate written agreement between Lessor and said Brokers, the sum of $_____________) for brokerage services rendered by said Brokers to Lessor in this transaction.

     15.3. Unless Lessor and Brokers have otherwise agreed in writing, Lessor further agrees that: (a) if Lessee exercises any Option (as defined in Paragraph 39.1) or any Option subsequently granted which is substantially similar to an Option granted to Lessee in this Lease, or (b) if Lessee acquires any rights to the Premises or other premises described in this Lease which are substantially similar to what Lessee would have acquired had an Option herein granted to Lessee been exercised, or (c) if Lessee remains in possession of the Premises, with the consent of Lessor, after the expiration of the term of this Lease after having failed to exercise an Option, or (d) if said Brokers are the procuring cause of any other lease or sale entered into between the Parties pertaining to the Premises and/or any adjacent property in which Lessor has an interest, or
(e) if Base Rent is increased, whether by agreement or operation of an escalation clause herein, then as to any of said transactions, Lessor shall pay said Brokers a fee in accordance with the schedule of said Brokers in effect at the time of the execution of this Lease.

     15.4. Any buyer or transferee of Lessor's interest in this Lease, whether such transfer is by agreement or by operation of law, shall be deemed to have assumed Lessor's obligation under this Paragraph 15. Each Broker shall be a third party beneficiary of the provisions of this Paragraph 15 to the extent of its interest in any commission arising from this Lease and may enforce that right directly against Lessor and its successors.

     15.5. Lessee and Lessor each represent and warrant to the other that it has had no dealings with any person, firm, broker or finder (other than the Brokers, if any named in Paragraph 1.10) in connection with the negotiation of this Lease and/or the consummation of the transaction contemplated hereby, and that no broker or other person, firm or entity other than said named Brokers is entitled to any commission or finder's fee in connection with said transaction. Lessee and Lessor do each hereby agree to indemnify, protect, defend and hold the other harmless from and against liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings or actions of the indemnifying Party, including any costs, expenses, attorneys' fees reasonably incurred with respect thereto.

     15.6. Lessor and Lessee hereby consent to and approve all agency relationships, including any dual agencies, indicated in Paragraph 1.10. [Entire
Section 15 struck through.]

16.      Tenancy Statement.

     16.1. Each Party (as "Responding Party") shall within ten (10) days after written notice from the other Party (the "Requesting Party") execute, acknowledge and deliver to the Requesting Party a statement in writing in form similar to the then most current "Tenancy Statement" form published by the American Industrial Real Estate Association, plus such additional information, confirmation and/or statements as may be reasonably requested by the Requesting Party.

     16.2. If Lessor desires to finance, refinance, or sell the Premises, any part thereof, or the building of which the Premises are a part, Lessee and all Guarantors of Lessee's performance hereunder shall deliver to any potential lender or purchaser designated by Lessor such financial statements of Lessee and such Guarantors as may be reasonably required by such lender or purchaser, including but not limited to Lessee's financial statements for the past three
(3) years. All such financial statements shall be received by Lessor and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.

     17. Lessor's Liability. The term "Lessor" as used herein shall mean the owner or owners at the time in question of the fee title to the Premises, or, if this is a sublease, of the Lessee's interest in the prior lease. In the event of a transfer of Lessor's title or interest in the Premises or in this Lease, Lessor shall deliver to the transferee or assignee (in cash or by credit) any unused Security Deposit held by Lessor at the time of such transfer or assignment. Except as provided in Paragraph 15, upon such transfer or assignment and delivery of the Security Deposit, as aforesaid, the prior Lessor shall be relieved of all liability with respect to the obligations and/or covenants under this Lease thereafter to be performed by the Lessor. Subject to the foregoing, the obligations and/or covenants in this Lease to be performed by the Lessor shall be binding only upon the Lessor as hereinabove defined.

18. Severability. The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

19. Interest on Past-Due Obligations. Any monetary payment due Lessor hereunder, other than late charges, not received by Lessor within thirty (30) days following the date on which it was due, shall bear interest from the thirty-first (31st) day after it was due at the rate of 12% per annum, but not exceeding the maximum rate allowed by law, in addition to the late charge provided for in Paragraph 13.4.

20. Time of Essence. Time is of the essence with respect to the performance of all obligations to be performed or observed by the Parties under this Lease.

21. Rent Defined. All monetary obligations of Lessee to Lessor under the terms of this Lease are deemed to be rent.

22. No Prior or Other Agreements: Broker Disclaimer. This Lease contains all agreements between the Parties with respect to any matter mentioned herein, and no other prior or contemporaneous agreement or understanding shall be effective. Lessor and Lessee each represents and warrants to the Brokers that it has made, and is relying solely upon, its own investigation as to the nature, quality, character and financial responsibility of the other Party to this Lease and as to the nature, quality and character of the Premises. Brokers have no responsibility with respect thereto or with respect to any default or breach hereof by either Party.

23.      Notices.

     23.1. All notices required or permitted by this Lease shall be in writing and may be delivered in person (by hand or by messenger or courier service) or ["may" - word not readable due to hole punched in page] be sent by regular, certified or registered mail or U.S. Postal Service Express Mail, postage prepaid, or by facsimile transmission, and shall be deemed sufficiently given if served in a manner specified in this Paragraph 23. The addresses noted adjacent to a Party's signature on this Lease shall be that Party's address for delivery or mailing of notice purposes. Either Party may by written notice to the other specify a different address for notice purposes, except that upon Lessee's taking possession of the Premises, the Premises shall constitute Lessee's address for the purpose of mailing or delivering notices to Lessee. A copy of all notices required or permitted to be given to ["Lessor" struck through and replaced by "a party"] hereunder shall be concurrently transmitted to such party or parties at such addresses as ["Lessor" struck through and replaced by "such party"] may from time to time hereafter designate by written notice to ["Lessee" struck through and replaced by "the other party or parties hereunder".] ["See Add'm P. 21" inserted]

     23.2. Any notice sent by registered or certified mail, return receipt requested, shall be deemed given on the date of delivery shown on the receipt card, or if no delivery date is shown, the postmark thereon. If sent by regular mail the notice shall be deemed given forty-eight (48) hours after the same is addressed as required herein and mailed with postage prepaid. Notices delivered by United States Express Mail or overnight courier that guarantees next day delivery shall be deemed given twenty-four (24) hours after delivery of the same to the United States Postal Service or courier. If any notice is transmitted by facsimile transmission or similar means, the same shall be deemed served or delivered upon telephone confirmation of receipt of the transmission thereof, provided a copy is also delivered via delivery or mail. If notice is received on a Sunday or legal holiday, it shall be deemed received on the next business day.

24. Waivers. No waiver by Lessor of the Default or Breach of any term, covenant or condition hereof by Lessee, shall be deemed a waiver of any other term, covenant or condition hereof or of any subsequent default or breach by Lessee of the same or of any other term, covenant or condition hereof. Lessor's consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Lessor's consent to, or approval of, any subsequent or similar act by Lessee, or be construed as the basis of an estoppel to enforce the provision or provisions of this Lease requiring such consent. Regardless of Lessor's knowledge of a Default or Breach at the time of accepting rent, the acceptance of rent by Lessor shall not be a waiver of any preceding Default or Breach by Lessee of any provision hereof, other than the failure of Lessee to pay the particular rent so accepted. Any payment given Lessor by Lessee may be accepted by Lessor on account of moneys or damages due Lessor, notwithstanding any qualifying statements or conditions made by Lessee in connection therewith, which such statements and/or conditions shall be of no force or effect whatsoever unless specifically agreed to in writing by Lessor at or before the time of deposit of such payment.

25. Recording. Either Lessor or Lessee shall, upon request of the other, execute, acknowledge and deliver to the other a short form memorandum of this Lease for recording purposes. The Party requesting recordation shall be responsible for payment of any fees or taxes applicable thereto.

26. No Right to Holdover. Lessee has no right to retain possession of the Premises or any part thereof beyond the expiration or earlier termination of this Lease.

27. Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

28. Covenants and Conditions. All provisions of this Lease to be observed or performed by Lessee are both covenants and conditions.

29. Binding Effect; Choice of Law. This Lease shall be binding upon the parties, their personal representatives, successors and assigns and be governed ["by the"
- words not readable due to hole punched in page] laws of the State in which the Premises are located. Any litigation between the Parties hereto concerning this Lease shall be initiated in the county in ["which" - word not readable due to hole punched in page] the Premises are located.

30.      Subordination; Attornment; Non-Disturbance.

     30.1. Subordination. This Lease and any Option granted hereby shall be subject and subordinate to any ground lease, mortgage, deed of trust, or other hypothecation or security device (collectively, "Security Device"), now or hereafter placed by Lessor upon the real property of which the Premises are a part, to any and all advances made on the security thereof, and to all renewals, modifications, consolidations, replacements and extensions thereof. Lessee agrees that the Lenders holding any such Security Device shall have no duty, liability or obligation to perform any of the obligations of Lessor under this Lease, but that in the event of Lessor's default with respect to any such obligation, Lessee will give any Lender whose name and address have been furnished Lessee in writing for such purpose notice of Lessor's default and allow such Lender thirty (30) days following receipt of such notice for the cure of said default before invoking any remedies Lessee may have by reason thereof. If any Lender shall elect to have this Lease and/or any Option granted hereby superior to the lien of its Security Device and shall give written notice thereof to Lessee, this Lease and such Options shall be deemed prior to such Security Device, notwithstanding the relative dates of the documentation or recordation thereof.

     30.2. Attornment. Subject to the non-disturbance provisions of Paragraph 30.3, Lessee agrees to attorn to a Lender or any other party who acquires ownership of the Premises by reason of a foreclosure of a Security Device, and that in the event of such foreclosure, such new owner shall not: (i) be liable for any act or omission of any prior lessor or with respect to events occurring prior to acquisition of ownership, (ii) be subject to any offsets or defenses which Lessee might have against any prior lessor, or (iii) be bound by prepayment of more than one (1) month's rent.

     30.3. Non-Disturbance. With respect to Security Devices entered into by Lessor after the execution of this Lease, Lessee's subordination of this Lease shall be subject to receiving assurance (a "non-disturbance agreement") from the Lender that Lessee's possession and this Lease, including any options to extend the term hereof, will not be disturbed so long as Lessee is not in Breach hereof and attorns to the record owner of the Premises.

     30.4. Self-Executing. The agreements contained in this Paragraph 30 shall be effective without the execution of any further documents; provided, however, that, upon written request from Lessor or a Lender in connection with a sale, financing or refinancing of the Premises, Lessee and Lessor shall execute such further writings as may be reasonably required to separately document any such subordination or non-subordination, attornment and/or non-disturbance agreement as is provided for herein.

31. Attorney's Fees. If any Party or Broker brings an action or proceeding to enforce the terms hereof or declare rights hereunder, the Prevailing Party (as hereafter defined) or Broker in any such proceeding, action, or appeal thereon, shall be entitled to reasonable attorney's fees. Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment. The term, "Prevailing Party" shall include, without limitation, a Party or Broker who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other Party or Broker of its claim or defense. The attorney's fees award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorney's fees reasonably incurred. Lessor shall be entitled to attorney's fees, costs and expenses incurred in the preparation and service of notices of Default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such Default or resulting Breach.

32. Lessor's Access; Showing Premises; Repairs. Lessor and Lessor's agents shall have the right to enter the Premises at any time, in the case of an ["emergency"
- word not readable due to hole punched in page] and otherwise at reasonable times for the purpose of showing the same to prospective purchasers, lenders, or lessees, and making such ["alterations" - word not readable due to hole punched in page], repairs, improvements or additions to the Premises or to the building of which they are a part, as Lessor may reasonably deem necessary. Lessor may at any time place on or about the Premises or building any ordinary "For Sale" signs and Lessor may at any time during the last one hundred twenty (120) days of the term hereof place on or about the Premises any ordinary "For Lease" signs. All such activities of Lessor shall be without abatement of rent or liability to Lessee.

33. Auctions. Lessee shall not conduct, nor permit to be conducted, either voluntarily or involuntarily, any auction upon the Premises without first having obtained Lessor's prior written consent. Notwithstanding anything to the contrary in this Lease, Lessor shall not be obligated to exercise any standard of reasonableness in determining whether to grant such consent.

34. Signs. Lessee shall not place any sign upon the Premises, except that Lessee may, with Lessor's prior written consent, install (but not on the roof) such signs as are reasonably required to advertise Lessee's own business. The installation of any sign on the Premises by or for Lessee shall be subject to the provisions of Paragraph 7 (Maintenance, Repairs, Utility Installations, Trade Fixtures and Alterations). ["Unless otherwise expressly agreed herein, Lessor reserves all rights to the use of the roof and the right to install, and all revenues from the installation of, such advertising signs on the Premises, including the roof, as do not unreasonably interfere with the conduct of Lessee's business." - struck through]

35. Termination; Merger. Unless specifically stated otherwise in writing by Lessor, the voluntary or other surrender of this Lease by Lessee, the mutual termination or cancellation hereof, or a termination hereof by Lessor for Breach by Lessee, shall automatically terminate any sublease or lesser estate in the Premises; provided, however, Lessor shall, in the event of any such surrender, termination or cancellation, have the option to continue any one or all of any existing subtenancies. Lessor's failure within ten (10) days following any such event to make a written election to the contrary by written notice to the holder of any such lesser interest, shall constitute Lessor's election to have such event constitute the termination of such interest.

36.      Consents.

          (a) Except for Paragraph 33 hereof (Auctions) or as otherwise provided herein, wherever in this Lease the consent of a Party is required to an act by or for the other Party, such consent shall not be unreasonably withheld or delayed. Lessor's actual reasonable costs and expenses (including but not limited to architects', attorneys'. engineers' or other consultants' fees) incurred in the consideration of, or response to, a request by Lessee for any Lessor consent pertaining to this Lease or the Premises, including but not limited to consents to an assignment, a subletting or the presence or use of a Hazardous Substance, practice or storage tank, shall be paid by Lessee to Lessor upon receipt of an invoice and supporting documentation therefor. Subject to Paragraph 12.2(e) (applicable to assignment or subletting), Lessor may, as a condition to considering any such request by Lessee, require that Lessee deposit with Lessor an amount of money (in addition to the Security Deposit held under Paragraph 5) reasonably calculated by Lessor to represent the cost Lessor will incur in considering and responding to Lessee's request. Except as otherwise provided, any unused portion of said deposit shall be refunded to Lessee without interest. Lessor's consent to any act, assignment of this Lease or subletting of the Premises by Lessee shall not constitute an acknowledgement that no Default or Breach by Lessee of this Lease exists, nor shall such consent be deemed a waiver of any then existing Default or Breach, except as may be otherwise specifically stated in writing by Lessor at the time of such consent.

          (b) All conditions to Lessor's consent. authorized by this Lease are acknowledged by Lessee as being reasonable. The failure to specify herein ["any particular" - words not readable due to hole punched in page] condition to Lessor's consent shall not preclude the imposition by Lessor at the time of consent of such further or other conditions as are ["then" - word not readable due to hole punched in page] reasonable with reference to the particular matter for which consent is being given.

37.      Guarantor.

     37.1. If there are to be any Guarantors of this Lease per Paragraph 1.11, the form of the guaranty to be executed by each such Guarantor shall be in the form most recently published by the American Industrial Real Estate Association, and each said Guarantor shall have the same obligations as Lessee under this Lease, including but not limited to the obligation to provide the Tenancy Statement and information called for by Paragraph 16.

     37.2. It shall constitute a Default of the Lessee under this Lease if any such Guarantor fails or refuses, upon reasonable request by Lessor to give: (a) evidence of the due execution of the guaranty called for by this Lease, including the authority of the Guarantor (and of the party signing on Guarantor's behalf) to obligate such Guarantor on said Guaranty, and including in the case of a corporate Guarantor, a certified copy of a resolution of its board of directors authorizing the making of such guaranty, together with a certificate of incumbency showing the signature of the persons authorized to sign on its behalf, (b) current financial statements of Guarantor as may from time to time be requested by Lessor, (c) a Tenancy Statement, or (d) written confirmation that the guaranty is still in effect.

38. Quiet Possession. Upon payment by Lessee of the rent for the Premises and the observance and performance of all of the covenants, conditions and provisions on Lessee's part to be observed and performed under this Lease, Lessee shall have quiet possession of the Premises for the entire term hereof subject to all of the provisions of this Lease.

39.      Options.

     39.1. Definition. As used in this Paragraph 39 the word "Option" has the following meaning: (a) the right to extend the term of this Lease or to renew this Lease or to extend or renew any lease that Lessee has on other property of Lessor; (b) the right of first refusal to lease the Premises or the right of first offer to lease the Premises or the right of first refusal to lease other property of Lessor or the right of first offer to lease other property of Lessor; (c) the right ["to purchase" - words not readable due to hole punched in page] the Premises, or the right of first refusal to purchase the Premises, or the right of first offer to purchase the Premises, or the right to ["purchase" - word not readable due to hole punched in page] other property of Lessor, or the right of first refusal to purchase other property of Lessor, or the right of first offer to purchase other property of Lessor.

     39.2. Options Personal to Original Lessee. Each Option granted to Lessee in this Lease is personal to the original Lessee named in Paragraph 1.1 hereof, and cannot be voluntarily or involuntarily assigned or exercised by any person or entity other than said original Lessee while the original Lessee is in full and actual possession of the Premises and without the intention of thereafter assigning or subletting. The Options, if any, herein granted to Lessee are not assignable, either as a part of an assignment of this Lease or separately or apart therefrom, and no Option may be separated from this Lease in any manner, by reservation or otherwise.

     39.3. Multiple Options. In the event that Lessee has any Multiple Options to extend or renew this Lease, a later Option cannot be exercised unless the prior Options to extend or renew this Lease have been validly exercised,

     39.4. Effect of Default on Options.

          (a) Lessee shall have no right to exercise an Option. notwithstanding any provision in the grant of Option to the contrary: (i) during the period ["commencing" - word not readable due to hole punched in page] with the giving of any notice of Default under Paragraph 13.1 and continuing until the noticed Default is cured, or (ii) during the period of time any monetary obligation due Lessor from Lessee is unpaid (without regard to whether notice thereof is given Lessee), or (iii) during the time Lessee is in Breach of this Lease, or (iv) in the event that Lessor has given to Lessee three (3) or more notices of Default under Paragraph 13.1, whether or not the Defaults are cured, during the twelve
(12) month period immediately preceding the exercise of the Option.

          (b) The period of time within which an Option may be exercised shall not be extended or enlarged by reason of Lessee's inability to exercise an Option because of the provisions of Paragraph 39.4(a).

          (c) All rights of Lessee under the provisions of an Option shall terminate and be of no further force or effect, notwithstanding Lessee's due and timely exercise of the Option, if, after such exercise and during the term of this Lease, (i) Lessee fails to pay to Lessor a monetary obligation of Lessee tar a period of thirty (30) days after such obligation becomes due (without any necessity of Lessor to give notice thereof to Lessee), or (ii) Lessor gives to Lessee three (3) or more notices of Default under Paragraph 13.1 during any twelve (12) month period, whether or not the Defaults are cured, or (iii) if Lessee commits a Breach of this Lease.

40. Multiple Buildings. If the Premises are part of a group of buildings controlled by Lessor, Lessee agrees that it will abide by, keep and observe all reasonable rules and regulations which Lessor may make from time to time for the management, safety, care, and cleanliness of the grounds, the parking and unloading of vehicles and the preservation of good order, as well as for the convenience of other occupants or tenants of such other buildings and their invitees, and that Lessee will pay its fair share of common expenses incurred in connection therewith.

41. Security Measures. Lessee hereby acknowledges that the rental payable to Lessor hereunder does not Include the cost of guard service or other security measures, and that Lessor shall have no obligation whatsoever to provide same. Lessee assumes all responsibility for the protection of the Premises, Lessee, its agents and invitees and their property from the acts of third parties.

42. Reservations. Lessor reserves to itself the right, from time to time, to grant, without the consent or joinder of Lessee, such easements, rights and dedications that Lessor deems necessary, and to cause the recordation of parcel maps and restrictions, so long as such easements, rights. dedications. maps and restrictions do not unreasonably interfere with the use of the Premises by Lessee. Lessee agrees to sign any documents reasonably requested by Lessor to effectuate any such easement rights, dedication, map or restrictions.

43. Performance Under Protest. If at any time a dispute shall arise as to any amount or sum of money to be paid by one Party to the other under the provisions hereof, the Party against whom the obligation to pay the money is asserted shall have the right to make payment "under protest" and such payment shall not be regarded as a voluntary payment and there shall survive the right on the part of said Party to institute suit for recovery of such sum. If it shall be adjudged that there was no legal obligation on the part of said Party to pay such sum or any part thereof, said Party shall be entitled to recover such sum or so much thereof as it was not legally required to pay under the provisions of this Lease, ["together with interest at the rate provided under Paragraph 19" - inserted].

44. Authority. If either Party hereto is a corporation, trust, or general or limited partnership, each individual executing this Lease on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on its behalf. If Lessee is a corporation, trust or partnership, ["Lessee" - word not entirely readable due to hole punched in page] shall, within thirty (30) days after request by Lessor, deliver to Lessor evidence satisfactory to Lessor of such authority.

45. Conflict. Any conflict between the printed provisions of this Lease and the typewritten or handwritten provisions shall be controlled by the typewritten or handwritten provisions.

46. Offer. Preparation of this Lease by Lessor or Lessor's agent and submission of same to Lessee shall not be deemed an offer to lease to Lessee. This Lease is not intended to be binding until executed by all Parties hereto.

47. Amendments. This Lease may be modified only in writing, signed by the Parties in interest at the time of the modification. The parties shall amend this Lease from time to time to reflect any adjustments that are made to the Base Rent or other rent payable under this Lease. As long as they do not materially change Lessee's obligations hereunder, Lessee agrees to make such reasonable non-monetary modifications to this Lease as may be reasonably required by an Institutional, Insurance company, or pension plan Lender in connection with the obtaining of normal financing or refinancing of the property of which the Premises are a part.

48. Multiple Parties. Except as otherwise expressly provided herein, if more than one person or entity is named herein as either Lessor or Lessee, the obligations of such Multiple Parties shall be the joint and several responsibility of all persons or entities named herein as such Lessor or Lessee.

LESSOR AND LESSEE HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN AND BY THE EXECUTION OF THIS LEASE SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LESSOR AND LESSEE WITH RESPECT TO THE PREMISES.

         IF THIS LEASE HAS BEEN FILLED IN, IT HAS BEEN PREPARED FOR SUBMISSION TO YOUR ATTORNEY FOR HIS APPROVAL FURTHER EXPERTS SHOULD BE CONSULTED TO EVALUATE THE CONDITION OF THE PROPERTY AS TO THE POSSIBLE PRESENCE OF ASBESTOS' STORAGE TANKS OR HAZARDOUS SUBSTANCES. NO REPRESENTATION OR RECOMMENDATION IS MADE BY THE AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION OR BY THE REAL ESTATE BROKER(S) OR THEIR AGENTS OR EMPLOYEES AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS LEASE OR THE TRANSACTION TO WHICH IT RELATES' THE PARTIES SHALL RELY SOLELY UPON THE ADVICE OF THEIR OWN COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS LEASE IF THE SUBJECT PROPERTY IS LOCATED IN A STATE OTHER THAN CALIFORNIA, AN ATTORNEY FROM THE STATE WHERE THE PROPERTY IS LOCATED SHOULD BE CONSULTED.

The parties hereto have executed this Lease at the place on the dates specified above to their respective signatures.

Executed at El Cajon, California                 Executed at St. Paul, Minnesota
on ___________________________________           _______________________________
by LESSOR:                                       by LESSEE:
   W.H. Pomerado LLC                                Aetrium Incorporated
   By Its Manager:  Hamann Properties, Inc.

By:___________________________________           By:____________________________

Name Printed:  Gregg Hamann                         Name Printed:  Douglas Hemer
Title:  Secretary                                   Title:  Group Vice President

By:___________________________________           By:____________________________
Name Printed:_________________________           Name Printed:__________________
Address:  475 W. Bradley Ave.                    Address:  2350 Helen Street
          El Cajon, CA  92020                              St. Paul, MN  55109
Tel #:  619-440-7424  Fax #:  619-440-8914                 Tel. # 651-704-1810 Fax # 651-704-0339
                                                           San Diego:  619-623-5656

Net

NOTICE: These forms are often modified to meet changing requirements of law and industry needs. Always write or call to make sure you are utilizing the most current form: American Industrial Real Estate Association, 345 South Figueroa Street, Suite M-1, Los Angeles, CA 90071, (213) 687-8777, Fax No. (213)
687-8616.

                                ADDENDUM TO LEASE

     This Addendum to Lease ("Addendum") is made by and between W.H. POMERADO LLC, a California limited liability company ("LESSOR"), and AETRIUM INCORPORATED., a Minnesota corporation ("LESSEE"), and is intended to supplement that certain Standard Industrial/Commercial Single-Tenant Lease-Net between LESSOR and LESSEE dated September 17, 1998 ("Lease") to which this Addendum is annexed. If there is any inconsistency between this Addendum and the Lease, the terms of this Addendum shall supersede and control. LESSOR and LESSEE agree as follows:

     1. Premises and Building Shell Description. The Premises shall be located on the real property legally depicted in EXHIBIT "1" annexed to this Addendum. The Building Shell, as defined in section 4 of this Addendum, shall be designed and constructed in accordance with the general design elements shown on those certain "Site Plan", "Floor Plan" and "Elevation drawings prepared by Kenneth D. Smith & Associates, Inc., which LESSEE hereby approves ("Approved Drawings"); a copy of the Approved Drawings is attached as EXHIBIT "2" to this Addendum. The components of the Building Shell construction shall also conform to the specifications attached as EXHIBIT "3" to this Addendum ("Specifications"). Following the execution of this Lease, LESSOR shall cause final plans and specifications ("Working Drawings") for the Building Shell to be prepared and submitted to LESSEE for its approval in accordance with the requirements of subsection 1.2 of this Addendum and not later than November 15, 1998. Notwithstanding any other provisions in this Lease, LESSOR shall be entitled to make modifications to the Building Shell design and/or Specifications as provided in subsection 1.2 of this Addendum.

          1.1 Planned Size and Final Measurement. It is planned that the Building Shell (as defined below) will contain approximately 45,000 rentable square feet on the ground level of the Building Shell and the structural elements for an approximately 15,000 rentable square foot mezzanine level as more particularly described in section 4 of this Addendum. All square footage measurements shall be from the roof "drip line" and shall otherwise be made in accordance with the BOMA standards for industrial/commercial projects. Following Substantial Completion (as defined below) of the Building Shell per field measurement, LESSOR will, in good faith, certify the actual rentable square feet of the Building Shell to establish the exact rentable square feet for all purposes of the Lease.

          1.2 Modifications. LESSEE agrees that LESSOR may make modifications to the Building Shell design on account of government or lender requirements and otherwise as reasonably determined by LESSOR; provided, however, any such modifications shall not: (a) increase or decrease the rentable square feet of the Building by more than 2%; (b) materially relocate the Premises from the area shown in the Approved Drawings; (c) materially change the Specifications; (d) reduce the number of planned parking spaces or significantly change ingress and egress to the Building or (e) materially increase the cost or decrease the utilization of Tenant Improvements.

     2. Rent. "Rent" for the Premises shall be the sum of (a) the Base Rent described in subsection 2.1 of this Addendum, subject to adjustment as provided in subsections 1.1 and 2.2 of this Addendum, (b) the amount of Operating Expenses payable by LESSEE as provided in section 8 of this Addendum, and (c) any other amounts becoming payable by LESSEE under the Lease. The Rent shall be payable on the first day of each month.

          2.1 Base Rent. The monthly Base Rent set forth in Paragraph 1.5 of the Lease for the first Lease Year (as defined below) of the Original Term represents the full Base Rent payable beginning upon the Commencement Date consisting of (a) an amount determined by multiplying the amount of $.52 per rentable square foot by the estimated total 45,000 rentable square feet of the Premises ("SF Rate Rent), and (b) adding to such amount, the sum of $11,682 per month for the Allowance Amortization Charge as determined under subsection 2.3 of this Addendum. Such Base Rent shall be subject to adjustment as follows: (i) if there is a variance in the rentable square footage of the Premises as actually constructed, the Base Rent for the first Lease Year shall be adjusted based on the actual rentable square feet within the Premises multiplied times $.52 per rentable square foot; and/or (ii) if the full amount of the Tenant Improvement Allowance is not disbursed, then the Base Rent shall be adjusted to reflect a lower Allowance Amortization Charge as calculated under subsection 2.3 of this Addendum.

          2.2 Increase in SF Rate Rent. The SF Rate Rent shall be increased at the beginning of the second Lease Year and at the beginning of each Lease Year thereafter until the sixth Lease Year, in an amount equal to three percent (3%) of the amount of the scheduled SF Rate Rent for the immediately preceding Lease Year. At the beginning of the sixth Lease Year and at the beginning of each Lease Year thereafter, the SF Rate Rent shall be increased in an amount equal to three and one-half percent (3.5%) of the amount of the scheduled SF Base Rent for the immediately preceding Lease Year.

          2.3 Tenant Improvement Allowance Amortization. As more particularly provided in section 4 of this Addendum, LESSOR will provide a Tenant Improvement Allowance in the amount of up to $900,000.00 to pay for Tenant Improvement Costs (as defined below) for Tenant Improvements requested by LESSEE. The term "Allowance Amortization Charge" means an amount to be included in the Base Rent calculated as follows: (a) from and after the Commencement Date, determine the aggregate amount of the Allowance expended by LESSOR for Tenant Improvements;
(b) amortize eighty percent (80%) of the amount of the Allowance actually used based on an economic return equivalent to eleven percent (11%) per annum to derive a monthly payment sufficient to pay in full an amount equal to 80% of the Allowance and such economic return over a period of time equal to one hundred and twenty (120) months and the remaining twenty percent (20%) of the amount of the Allowance actually used based on an economic return equivalent to eleven percent (11%) per annum to derive a monthly payment sufficient to pay in full an amount equal to 20% of the Allowance and such economic return over a period of time equal to three hundred months; and (c) the resulting monthly payment shall equal the Allowance Amortization Charge. If the amount of the Allowance Amortization Charge is determined after the Commencement Date on account of a delay in finalizing the Tenant Improvement Costs, then LESSEE shall pay LESSOR the amount accruable from the Commencement Date to the end of the then current month, adjusted for any Free Rent within fifteen (15) days after LESSOR's billing for such accrued amounts, and shall thereafter pay the monthly Allowance Amortization Charge with each payment of Base Rent.

          2.4 Free Rent. Provided LESSEE is not in default under the terms of the Lease, LESSOR hereby agrees to give LESSEE the first three months of the term free of Base Rent. LESSEE shall still be obligated to pay the Operating Expenses as provided in section 8 of this Addendum during such free Base Rent period.

     3. Effective Date/Term/Commencement Date. Notwithstanding any other provision of the Lease, this Lease shall be effective upon execution by LESSOR and LESSEE ("Effective Date") and shall constitute a legally binding contract for LESSOR to deliver possession of the Premises in accordance with the requirements of this Lease and for LESSEE to accept possession and pay the rentals beginning on the Commencement Date. Notwithstanding that the Effective Date of this Lease is the date of execution of this Lease, LESSEE's obligation to commencement payment of the Rent payable under this Lease shall not commence until the occurrence of the Commencement Date.

          3.1 Commencement Date. Except as otherwise provided in subsection 4.5 of this Addendum, the Commencement Date of the Lease shall be the date of the Substantial Completion (as defined below) of the Building Shell and the Tenant Improvements; provided, however, the Commencement Date shall not be earlier than July 31, 1999 nor later than November 30, 1999, except (a) with LESSEE's consent, in its sole discretion, (b) on account of delays caused by LESSEE as described in subsection 4.5 of this Addendum, or (c) for delays not the fault of the LESSOR or LESSOR's contractor caused by fire, earthquake or other unavoidable casualties or inclement weather conditions not reasonably anticipatable, extraordinary governmental action other than usual permit and inspection procedures, delays encountered in processing building permits and other governmental approvals or inspections, delays encountered as a result of the discovery of any unknown or concealed conditions affecting the Premises, delays caused by general area wide labor or material shortages or labor disputes (such as strikes or lock-outs), or any other causes not the fault of LESSOR or LESSOR's Contractor, subcontractors, agents or employees. If the Substantial Completion is not achieved by December 31, 1990 except for delays per this section then LESSEE may elect to be released from all LEASE obligations and be refunded the deposit.

          3.2 Lease Term/"Lease Year" Defined. Unless otherwise provided, the initial Term of the Lease ("Original Term") shall be a period of ten (10) years and three (3) months beginning on the Commencement Date; provided, however, if the Commencement Date occurs other than on the first day of a calendar month, the Original Term shall be deemed extended for a period of time equal to the number of days between the Commencement Date and the beginning of the first full calendar month following the Commencement Date. The term "Lease Year" means each consecutive period of twelve (12) months during the Lease Term, provided that
(a) if the "Commencement Date" is other than the first day of a calendar month, then the first Lease Year shall be a period of twelve (12) months plus the period between the Commencement Date and the first day of the first full calendar month thereafter; and (b) the last Lease Year shall be a period of three (3) months.

          3.3 LESSOR's Delay. In the event that the Commencement Date is delayed beyond twelve (12) months from the execution of this Lease solely on account of the Default of LESSOR or on account of the fault of LESSOR's Contractor in failing to timely cause Substantial Completion of the Building Shell and Tenant Improvements, LESSEE shall be entitled to a "Delay Credit" in the amount of the lesser of (a) $30,000.00 per month, or any part thereof, or (b) the amount actually paid to LESSEE's existing landlord in excess of the scheduled monthly rent in effect at the end of the term of LESSEE's existing lease on account of LESSEE's continued possession of its existing premises. Any Delay Credit shall be applied to the Base Rent becoming due on the fourth month of the first Lease Year and each month thereafter, until fully applied. Except for such Delay Credit, LESSOR shall not otherwise have any liability to LESSEE whatsoever on account of a delay in the Commencement Date caused by LESSOR or its Contractor.

     4. Building Shell and Tenant Improvements. LESSOR, at its expense, shall cause the construction of the Building Shell. The phrase "Building Shell" means the improvements to be constructed as shown in the Approved Drawings, the Specifications and the Approved Working Drawings, including (a) roofing, fascia, exterior walls, doors and windows, (b) footings and concrete floors, (c) "shell" fire sprinkler system in accordance with minimum code requirements, (d) conduits and pipes for telephone, electricity, water, fire sprinklers and sewage brought to "stub out" termination points in or above a perimeter wall of the Building,
(e) a main electrical termination panel for the Building, (f) paving and finish of parking areas, entrance areas and walkways, (g) landscaping as shown on the Approved Drawings and as otherwise reasonably determined by LESSOR, (h) site improvements consisting of street, gutters, sidewalks, curbs, storm drains and erosion control (construction period and permanent) as required to comply with governmental requirements, and (i) structural elements, consisting of footings and exterior wall reinforcement only for a future mezzanine level consisting of approximately 15,000 rentable square feet ("Mezzanine Area").

          4.1 Tenant Improvements Description. The costs of completing the initial Tenant Improvements will be shared by LESSOR and LESSEE as described in subsection 4.4 of this Addendum. The phrase "Tenant Improvements" means all interior improvements which are not a part of the Building Shell, including (a) partitions, walls, and doors, (b) all surface finishes, including wall coverings, paint, floor coverings, suspended ceilings and other similar items,
(c) duct work, heat pumps, vents, diffusers, terminal boxes and accessories for completion of heating, ventilation and air conditioning systems within the Premises, (d) electrical distribution systems (including panels, subpanels, wires and outlets), lighting fixtures, outlets, switches and other electrical work to be installed in the Premises, (e) plumbing lines, fixtures and accessories, (f) all fire and life safety control systems such as fire walls and fire alarms (including piping, wiring and accessories) to be located in the Premises, and fire sprinklers and lines attributable to the Tenant Improvements and/or LESSEE's fixture, furnishing or equipment, beyond that included in
Exhibit 3, 5.3, (g) entrance door signage and directory listings, as authorized by LESSOR, (h) improvements required for compliance with Title 24, and (i) flooring, suspended ceilings, air conditioning and heating, walls and stairways for a portion of the Mezzanine Area, if elected by LESSEE; provided, however, LESSEE's trade fixtures, equipment and personal property (including telephone systems, chairs, tables, furniture and other equipment used in LESSEE's business) shall not be considered a part of the Tenant Improvements.

          4.2 Design of Tenant Improvements. LESSEE shall furnish to LESSOR for its approval, a space plan showing the configuration of the Improved Office Space no later than November 1, 1998, which shall be the Approved Space Plan following LESSOR's approval. LESSEE shall furnish to LESSOR, a complete set of plans and specifications detailing all Tenant Improvements no later than February 1, 1999 ("Tenant Improvement Plans"). Unless otherwise approved by LESSOR, the Tenant Improvement Plans will be prepared by the Architect, who shall also obtain permits for the plans. If LESSEE delays in providing the Space Plan or the Tenant Improvement Plans, such delay shall not change the Commencement Date of the Lease, which shall be the date the Premises would have been available for occupancy, but for any such delay. The Tenant Improvement Plans shall be subject to LESSOR's prior approval, which will not be unreasonably withheld; provided, however, LESSOR shall have the absolute right of disapproval, in its sole discretion, of any Tenant Improvements which (a) alter or otherwise affect any structural component of the Building and(b) are visible from the exterior of the Premises. LESSOR shall have fifteen (15) days after receipt of the Tenant Improvement Plans in which to approve or disapprove the Tenant Improvement Plans. If LESSOR does not disapprove the Tenant Improvement Plans within such fifteen (15) day period, LESSOR shall be deemed to have approved the Tenant Improvement Plans. If LESSOR reasonably disapproves the Tenant Improvement Plans, LESSEE, at its expense, shall promptly cause the Tenant Improvement Plans to be revised and resubmitted to LESSOR for its review and approval within fifteen (15) days from notice of LESSOR's disapproval. Following LESSOR's approval, LESSOR will have the Architect submit the Tenant Improvement Plans ("Approved Tenant Improvement Plans") for government plan checking and a building permit, if required, provided, LESSOR shall have the right to approve any changes required by such governmental authorities. The final Tenant Improvement Plans shall be subject to any changes required by governmental authorities.

               4.2.1 "Improved Space" Defined. The term "Improved Space" means portions of the rentable area of the Building Shell other than those to be used for shipping, which are improved with suspended ceilings, air conditioning and heating systems, finished flooring and walls other than the perimeter walls forming the Building Shell.

          4.3 Approved Contractor. Hamann Construction, a licensed general contractor, will be the general contractor for construction of the Building Shell and the Tenant Improvements. LESSOR and LESSEE hereby approve Hamann Construction acting as the general contractor ("Contractor").

               4.3.1 LESSEE's Subcontractors' Bids. LESSEE shall have the right to approve, which approval shall not be unreasonably withheld, the subcontract proposals ("Bids") for the Major Trades (as defined below) required for construction of the Tenant Improvements. No later than thirty (30) days prior to the commencement of construction, LESSOR shall cause Contractor to deliver to LESSEE Bids for each Major Trade from no less than three (3) licensed subcontractors together with a written notice specifying the Bids, which Contractor recommends for acceptance. LESSEE shall have the right to reasonably disapprove of the Bids selected by Contractor by giving LESSOR written notice of any objection that LESSEE may have to one or more of the Bids within ten (10) days from LESSEE's receipt of the Bids from Contractor; provided, however, LESSEE shall not have the right to disapprove all Bids within a Major Trade. LESSEE's notice of disapproval shall explain in detail the basis for the disapproval of any Bid recommended by Contractor. Contractor shall have the right to utilize any subcontractors submitting Bids for which LESSEE does not timely give notice of its disapproval. The term "Major Trades" means portions of the construction work consisting of the supply or installation of electrical, heating and air conditioning, fire sprinkler system, framing, drywall, plumbing, painting, floor coverings, suspended ceilings, glass, doors and ceramic tile.

          4.4 Payment of Tenant Improvement Costs. The phrase "Tenant Improvement Costs" means all direct and indirect costs of furnishing, constructing and installing the Tenant Improvements, including (a) any costs incurred by LESSOR for design and/or architectural services of the Architect in preparing the Tenant Improvement Plans, (b) government permit costs applicable to the Tenant Improvements, (c) amounts payable to Contractor for overhead/profit, job site supervision, cleanup, trash and janitorial services as shown in the Cost Breakdown Tenant Improvement which is annexed to this Addendum as EXHIBIT "4", except that the 12% overhead and profit fee payable to Contractor shall not apply to the costs of (i) the design of the Tenant Improvements, or (ii) the building permit(s) for construction of the Tenant Improvements, or (iii) "hard costs" exceeding the Tenant Improvement Allowance but not exceeding $1,100,000 (d) the actual "hard costs" of construction of the Tenant Improvements and (e) financing costs attributable to financing to pay the LESSOR's Allowance, including, construction period interest from the initial loan funding until the Commencement Date, loan points, fees and other costs customarily incurred in connection with such financing; provided, however, financing costs incurred after the Commencement Date shall not be included in determining the Tenant Improvement Costs.

               4.4.1 Estimate for Tenant Improvement Costs. Prior to the commencement of construction, LESSOR shall cause Contractor to make a final selection of the Bids for each Major Trade and LESSOR shall provide final estimates of all other Tenant Improvement Costs ("Estimated Tenant Improvement Costs"). LESSOR shall provide LESSEE written notice of such Estimated Tenant Improvement Costs, which notice will include copies of the Bids for the Major Trades.

               4.4.2 LESSOR's Allowance. LESSOR agrees to pay a maximum of $900,000.00 for the Tenant Improvement Costs ("Allowance"). The Allowance shall be applied solely to pay the cost of the Tenant Improvements, and under no circumstances shall LESSEE be entitled to any payment on account of any unused portion of the Allowance following completion of the Tenant Improvements and payment of the Tenant Improvement Costs. The amount of the Allowance actually expended for payment of Tenant Improvement Costs shall be the amount used to determine the amount of the Allowance Amortization Charge under subsection 2.3 above. LESSOR shall pay its share of the Tenant Improvement Costs as construction progresses in the same manner that LESSEE is required to pay its Initial Contribution under subsection 4.4.3 of this Addendum.

               4.4.3 LESSEE's Payment/Initial Contribution. Except for LESSOR's Allowance, LESSEE shall be responsible for the payment of all Tenant Improvement Costs. The amount of LESSEE's initial contribution will be determined based on the Estimated Tenant Improvement Costs, and LESSEE shall pay to LESSOR, as provided in this subsection, an amount equal to the difference between LESSOR's Allowance and the Estimated Tenant Improvement Costs ("Initial Contribution"). LESSEE shall pay such Initial Contribution in installments, based on the percentage of completion of the Tenant Improvements, as reasonably determined by LESSOR, and each installment will be due and payable within 10 days of LESSOR's delivery of an invoice to LESSEE. Such payments shall be paid to an institutional fund control established by LESSOR for payment of the Tenant
Improvement Costs. The amount of each installment payment of the Initial Contribution shall be calculated by multiplying the amount of LESSEE's Initial Contribution by the percentage of progress as determined by LESSOR and then multiplying that product by ninety percent (90%).

               4.4.4 Final Reconciliation. Following completion of the construction of the Tenant Improvements, LESSOR shall to deliver to LESSEE a final accounting of the Tenant Improvement Costs. If additional amounts are due from LESSEE on account of differences between the LESSEE's payments on Estimated Tenant Improvement Costs and the actual costs incurred, LESSEE shall reimburse LESSOR in the amount of such difference following completion of the construction of the Tenant Improvements and within fifteen (15) days from receipt of a written notice and accounting from LESSOR's accounting. If such final accounting shows that the actual Tenant Improvement Costs are less than the LESSEE's payment on Estimated Tenant Improvement Costs, then LESSEE shall be entitled to a credit in the amount of any excess paid by LESSEE, which credit shall be applied to the next payment of Base Rent then becoming due.

               4.4.5 Costs Attributable to Changes. LESSEE will be responsible for payment of any excess Tenant Improvement Costs resulting from any changes to the Work requested by LESSEE or necessitated by government requirements, following LESSOR's approval of the Tenant Improvement Plans. Any such changes shall result in the recalculation of the Estimated Tenant Improvement Costs and LESSEE's required payments under Section 4.4.3 of this Addendum.

               4.4.6 Inspection of Records. LESSEE, or its designated representative, shall have the right during the course of performance of the construction of the Building Shell and the Tenant Improvements and in connection with the final reconciliation of the Tenant Improvement Costs as provided in subsection 4.4.4 of this Addendum to a reasonable review of books and records maintained by LESSOR and Contractor relating to such costs. Such right of inspection is exercisable on reasonable written notice to LESSOR and during the regular business hours of LESSOR or Contractor, whichever is applicable.

          4.5 Completion and Acceptance of Building Shell and Tenant Improvements. The Commencement Date of the Lease shall not occur until Substantial Completion (as defined in subsection 4.5.2 of this Addendum), except if Substantial Completion is delayed on account of LESSEE's failure to timely submit the Tenant Improvement Plans (or any revisions thereto), LESSEE's request for special materials, finishes or installations (i.e. materials which are not readily available or customarily and ordinarily used in similarly situated construction work) not shown in the Tenant Improvement Plans as approved by LESSOR, changes to the approved Tenant Improvement Plans requested by LESSEE, LESSEE's failure to timely pay amounts required to be paid by LESSEE in connection with such construction or other delays caused by LESSEE. If such delays are encountered, the Commencement Date of this Lease shall occur prior to Substantial Completion of the Tenant Improvements and as of the date such Tenant Improvements would have been substantially completed but for such delays by LESSEE. LESSEE and LESSOR shall conduct a walk-through inspection of the Premises and prepare and sign a punch-list of all items needing additional work by LESSOR, and LESSEE shall thereafter have an additional sixty (60) days in which to identify to LESSOR any construction deficiencies or defects which were not readily observable at the time of the preparation of the first punch-list, whereupon any items so identified in no more than three (3) additional punch-lists and agreed to by LESSOR following consultation with LESSEE, will be added to the final punch-list. The punch-lists to be prepared by LESSEE shall not include any damage to the Premises caused by LESSEE's move-in, which damage shall be repaired or corrected by LESSEE, at its expense. If LESSEE fails to submit the final punch-list to LESSOR within the sixty (60) day period immediately following the Commencement Date, it shall be deemed that there are no items needing additional work or repair. LESSOR's contractor shall complete all reasonable punch-list items within thirty (30) days after the walk-through inspection and within thirty (30) days following LESSOR's receipt of any additional punch-lists, or as soon as practicable thereafter. Upon LESSOR or LESSOR's contractor's indication to LESSEE of the completion of such punch-list items, LESSEE shall acknowledge the completion of such items in writing to LESSOR. If LESSEE fails either to so acknowledge the completion of such items within seven (7) days of such stated completion or within such seven day period to specify in writing to LESSOR in reasonable detail any such previously listed punch-list items that remain uncompleted, all such items shall be deemed approved by LESSEE.

               4.5.1 Construction/Substantial Completion. Promptly following the approval of the Tenant Improvement Plans and conditioned upon LESSEE's timely payment of the LESSEE's Initial Contribution, LESSOR shall cause Contractor to cause the Substantial Completion of the Tenant Improvements in no event later than the date determined in subsection 3.1 of this Addendum. Following the Substantial Completion, LESSOR shall cause Contractor to correct all immaterial defects and deficiencies to fully complete the Tenant Improvements as soon as reasonably possible.

               4.5.2 "Substantial Completion" Defined. The term "Substantial Completion" means the date upon which LESSOR satisfies all of the following requirements: (a) the construction of the Building Shell is substantially completed in accordance with the Approved Working Drawings, as modified only by any changes requested by LESSEE or as otherwise permitted by this Lease, subject only to minor corrective work which does not affect or limit LESSEE's use of the Premises; (b) the construction of the Tenant Improvements is substantially completed in accordance with the Tenant Improvement Plans as modified only by any changes requested by LESSEE or as otherwise permitted by this Lease, subject only to minor corrective work which does not affect or limit LESSEE's use of the Premises; (c) LESSOR has procured a certificate of occupancy (whether temporary or permanent) or other applicable permit permitting LESSEE's immediate use and occupancy of the Premises; and (d) LESSOR has given LESSEE written notice stating that such Substantial Completion has occurred and that the Premises are available for LESSEE's immediate possession and occupancy ("Notice of Possession").

               4.5.3 LESSOR's Enforcement of Contractor's Warranties. LESSOR has obtained from Contractor the following warranties ("Contractor's Warranties"):

          "CONTRACTOR unconditionally warrants all materials and equipment furnished under this Contract will be new, unless otherwise specified and approved in advance by LESSEE, and that all Work will be of good quality, free from material faults and defects and in conformance with the Contract Documents. CONTRACTOR, at its expense, shall repair or replace any Work requiring replacement or repair within one (1) year from completion of the Project, except with respect to the roof membrane only, which CONTRACTOR will repair or replace within two (2) years as required to prevent water penetration. In the event CONTRACTOR fails to timely perform its warranty obligation, OWNER shall have the right to cause such repairs or replacements and CONTRACTOR shall be liable for the reasonable costs of such repairs or replacements. In the event of any action to enforce a warranty claim, the prevailing party shall be entitled to recover its reasonable attorney's fees and costs."

Notwithstanding the limitation on LESSOR's warranty under Paragraph 2.2 of the Lease or the time for enforcement of LESSOR's warranty has expired, to the extent LESSOR has any claim under the Contractor's Warranties on account of any defect or deficiency in the construction of the Premises, upon the written request of LESSEE, LESSOR shall take such commercially reasonable action as necessary to enforce any such warranties or claims for the benefit of LESSEE to the extent LESSEE incurs or will incur any out-of-pocket expense or cost in the performance of its obligations under this Lease for the repair or maintenance of the Premises on account of any items covered by the Contractor's Warranties as a result of any such defects or deficiencies, provided that LESSOR shall first be entitled to recover its Legal Expenses (as defined below) prior to any reimbursement to LESSEE of any such out-of-pocket expenses; provided, however, if LESSOR determines, based on its good faith belief, that pursuit of such claim against Contractor would not be commercially reasonable, then LESSOR shall have the right to satisfy its obligations under this section by assigning to LESSEE the right to enforce any such Contractor's Warranties, provided any such assignment shall be effective only to the extent LESSEE incurs or will incur any out-of-pocket expense or cost in the performance of its obligations under this Lease for the repair or maintenance of the Premises on account of any items covered by the Contractor's Warranties as a result of any such defects or deficiencies, and LESSOR shall be entitled to receive any excess recovery after deduction of LESSEE's Legal Expenses. The term "Legal Expenses" means reasonable attorneys' fees and costs (including any expert witness fees), including attorneys' fees and costs in connection with the enforcement of any award or judgment or any appellate proceedings, which Legal Expenses are incurred by LESSOR in the event LESSOR elects to enforce warranties or claims in any legal proceedings against Contractor, or incurred by LESSEE, in the event LESSOR assigns the right to LESSEE to enforce such warranties or claims directly against Contractor.

               4.5.4 Exclusion From Common Area Operating Expenses. Notwithstanding any other provision, any costs of repairs or replacement of any patent or latent defect or deficiency identified during the period the applicable Contractor's Warranties remain in effect shall not be included in calculating Common Area Operating Expenses.

     5. LESSOR's Contingencies. LESSOR's obligations under the Lease are subject to satisfaction of the following contingencies within one month following full execution of the Lease: (a) LESSOR procures a commitment for a construction loan and permanent loan on terms and conditions reasonably acceptable to LESSOR; (b) LESSOR reasonably determines that the total cost of all governmental fees, exactions and charges for development of the Building Shell and the Allowance of LESSOR shall not exceed $50,000; and (c) LESSOR approves the disclosures in LESSEE's Hazardous Materials Questionnaire described in section 11 of this Addendum. LESSOR agrees to use its reasonable, best efforts to satisfy the contingencies described in preceding clauses (a) and (b) within one month following full execution of the Lease, and LESSOR shall have thirty (30) days following the receipt of the Hazardous Materials Questionnaire to give LESSEE notice of its approval or disapproval under preceding clause (c). LESSOR will promptly give LESSEE notice as and when each contingency is satisfied. If LESSOR does not give notice to LESSEE that all contingencies have been satisfied within one month following full execution of the Lease, then either LESSOR or LESSEE shall have the right to terminate the Lease by giving the other notice of such decision. If the Lease is so terminated, LESSOR shall return the Security Deposit to LESSEE and neither party will have any further obligations under the Lease, except that the obligation of LESSEE to provide indemnification to LESSOR as provided in section 6 of this Addendum shall survive such termination.

     6. Access to Premises/Indemnification. LESSEE and its agents, employees and design consultants shall be entitled to reasonable access to the property for the purpose of carrying out the preparation of the Tenant Improvement Plans and inspecting the progress of the construction of the Building Shell or the Tenant Improvements. LESSEE's entitlement to access shall be conditioned upon LESSEE giving LESSOR prior written notice of the date and time for such access, which shall not be less than three (3) business days prior to the desired access date. LESSEE agrees that it will pay for the cost or expense of any repairs or replacements, including damage to landscaping, roads, irrigation systems, utilities and other improvements, resulting from LESSEE's exercise of the access rights provided in this section, and LESSEE shall indemnify, defend and hold harmless LESSOR and Contractor from and against any loss, liability, claim, expense (including reasonable attorneys' fees and court costs) or damage resulting from LESSEE's exercise of such access rights, including, without limitation, any claims arising from the activities of LESSEE or its agent, employees or design consultants. LESSOR may require, upon reasonable notice to LESSEE, that LESSEE provide evidence of adequate general liability insurance coverage from an insurer acceptable to LESSOR and name LESSOR as an additional insured under LESSEE's policy as a condition to LESSEE's exercise of such access rights. LESSEE agrees not to interfere with the progress of the construction on the property or otherwise interfere with any other activities of LESSOR or its agents or contractors while present on the property.

          6.1 LESSEE's Fixturization. No later than thirty (30) days prior to the expected date of Substantial Completion of the Building, LESSOR shall permit LESSEE to enter upon the Premises for the purposes of permitting LESSEE to commence installation of LESSEE's machinery and trade fixtures ("Fixturization Period"). LESSEE agrees to carry out such work in such manner as will not interfere with the Contractor's work. LESSOR shall not be responsible for securing the Premises or liable for any loss or damage to any such machinery or trade fixtures installed by LESSEE prior to the delivery of possession of the Premises. LESSEE shall not be responsible for payment of any of the Rent during the Fixturization Period, provided LESSEE shall be responsible for compliance with all other terms and conditions of the Lease, including the provisions in Paragraph 8.2 (a) of the Lease requiring LESSEE to maintain certain insurance.

     7. No Restriction on LESSOR'S Remedies. In the event that LESSEE Defaults under the Lease by failing or refusing to take possession of the Premises and commence paying the rent, nothing in the Lease is intended to nor shall it be applied to restrict any rights or remedies that LESSOR may have on account of such Default, including, without limitation, LESSOR's entitlement to recover consequential and incidental damages from LESSEE on account of such breach. LESSEE acknowledges that it is aware that, based upon LESSEE's inducement in entering into this Lease, LESSOR is entering into a contract to purchase the land on which the Building is to be constructed and is purchasing such land, LESSOR is procuring financing in connection with such acquisition and to pay for the costs of construction of the Building Shell and the Allowance, LESSOR is otherwise making a substantial investment of its own funds and creditworthiness to acquire the land and develop the Building, and, in the event of such Default by LESSEE, LESSOR will suffer substantial damages and losses, including lost profits and the economic value of the loss of use of its invested funds and credits in the real estate development project which is the subject of this Lease.

     8. LESSEE's Payment of Operating Expenses. Subject to subsection 8.1 below, beginning on the Commencement Date, in addition to payment of the Base Rent, LESSEE shall be responsible for payment of all "Operating Expenses" (as defined below). The term "Operating Expenses" means the following expenses and costs of the ownership and operation of the Premises: (a) amounts payable for maintenance contracts required to be procured pursuant to Paragraph 7.1(b) of the Lease (but not the cost of repairs or replacements payable by LESSEE), (b) insurance required to be maintained by LESSOR or LESSEE under the Lease (exclusive of the insurance maintained by LESSEE under Paragraph 8.4 of the Lease), (c) Real Property Taxes, (d) a reasonable reserve for replacement of the roof and heating/air conditioning units, (e) assessments and dues payable to any association or other governing body established pursuant to any covenants, conditions or restrictions affecting the Premises as of the date of the Lease,
(f) payment of Mello Roos Bond installments, (g) a fire sprinkler monitoring contract if payable separate from the fire sprinkler maintenance contract described in Paragraph 7.1(b) of the Lease, (h) the Administrative Fee described in subsection 8.2 of this Addendum, and (i) the reasonable amount of other ordinary and necessary expenses and costs of operation of the Premises, which are customarily incurred in the operation of similarly situated real estate projects; provided, however, the term "Operating Expenses" does not include (i) the costs of repairs or maintenance required to be performed by LESSEE to the extent such costs exceed the amount of any reserves accumulated from the Operating Expense collections for the particular repair or maintenance item, or
(ii) any other items of expense or cost which the terms of the Lease expressly require be paid or incurred by LESSEE, including all utility and trash charges payable by LESSEE under Paragraph 11 of the Lease. Interest at the Wells Fargo savings account rate on any unused portion of the above reserves shall accrue to the reserve account and not to the LESSOR.

          8.1 Method of Payment. LESSEE shall pay to LESSOR monthly, as additional rent, an amount equal to 1/12 of the projected annual Operating Expenses. Such amount shall be due and payable concurrently with the payment of the applicable Base Rent. Prior to the beginning of each Lease Year, LESSOR will provide LESSEE an annual estimated Operating Budget ("Estimated Operating Budget") for each calendar year or partial year. Subject to LESSEE's payment to LESSOR of the Operating Expenses as provided in this Addendum, LESSOR shall make prompt payment of the Operating Expenses. Any excess or deficit from the estimates shown in the Estimated Operating Budget will be credited or billed to LESSEE within sixty (60) days following the end of the applicable calendar year, and LESSOR shall concurrently furnish LESSEE with a detailed statement showing the actual Operating Expenses incurred for such year. Any deficit will be payable as additional rent within ten (10) days of receipt of a final Operating Budget setting forth the actual expenditures for the applicable year and the deficit. Any excess shall be credited against the next payments of Operating Expenses due from LESSEE. A copy of the Estimated Operating Budget for the first calendar year is attached to the Lease as EXHIBIT "5", provided that LESSEE acknowledges that such budget represents only LESSOR's good faith estimate of the such expenses and that actual expenses may vary. LESSEE further acknowledges that the amounts and/or categories of expense will likely vary in future years as the Premises ages. Promptly following LESSEE's request, LESSOR shall furnish LESSEE with such additional information as LESSEE may reasonably request with respect to such Operating Expenses.

          8.2 LESSOR'S Administrative Services. LESSOR agrees to provide certain administrative services to assist LESSEE in the performance of LESSEE's obligations under Paragraphs 7, 8.2, 8.3 and 10 of the Lease in consideration for LESSEE's monthly payment of an administrative fee to LESSOR two percent (2%) of the SF Rate Rent per month ("Administrative Fee"). Such Administrative Fee shall be payable as a part of the Operating Expenses payable by LESSEE. LESSOR's administrative services shall consist of the following: LESSOR shall procure, on behalf of LESSEE, maintenance contracts required to be procured by LESSEE under Paragraph 7.1(b) of the Lease, and shall otherwise procure bids and contract proposals from contractors when necessary for LESSEE's performance of its general maintenance and repair obligations under Paragraph 7.1(a) of the Lease. Except with the prior written consent of LESSEE, major items of expense exceeding $10,000.00 shall be competitively bid and LESSOR shall not submit any contracts or proposals for any of such services to be performed by LESSOR or any affiliate of LESSOR, except to the extent such affiliation is disclosed to LESSEE and such contract is competitively priced. LESSOR shall not be liable for any acts or omissions of any such contractors, nor for LESSEE's default in failing to perform any obligation under the Lease, except to the extent of LESSOR's failure to pay any Operating Expense from funds previously provided by LESSEE for the payment of such Operating Expense.

     9. Additional Insurance Provisions. In addition to the insurance to be maintained by LESSEE pursuant to Paragraph 8.2(a) of the Lease, LESSOR shall have the right, but not the obligation, to maintain, at LESSOR's sole cost and expense, any additional general liability insurance that LESSOR may elect to procure for the sole and exclusive benefit of LESSOR. LESSEE shall not be obligated to reimburse LESSOR for the cost of any such additional liability insurance and LESSEE shall not be named as an insured under any such additional insurance nor shall the existence of such additional insurance effect any obligations or liabilities of LESSEE under the Lease.

     10. Option to Extend. Subject to the provisions of Paragraph 39 of the Lease, LESSEE shall have the option to extend the Lease Term for one additional term of five (5) years, which option is exercisable only by LESSEE giving LESSOR written notice of the election to exercise such option no earlier than fifteen
(15) months and no later than nine (9) months before the expiration of the Original Term. If LESSEE fails for any reason to timely give such Election Notice, such option rights shall automatically terminate and be of no further force or effect and LESSEE shall not have any other right to extend the Original Term. LESSEE may withdraw a notice to elect to excercise the option up to nine months before the end of the term of the Lease.

          10.1 Remaining Lease Terms Remaining Lease Terms. Except as provided in this subsection and in subsection 10.2 of this Addendum, if LESSEE elects to extend the Original Term, all other terms and conditions of the Lease, including annual Base Rent Adjustments of 3.5%, shall remain in effect during such extended term. LESSEE shall have no further right to extend the term of the Lease; and the Base Rent applicable during the option term shall be determined in accordance with subsection 10.2 of this Addendum.

          10.2 Adjustment to Base Rent. The Base Rent for the first Lease Year of the extension period shall be an amount equal to the "fair rental value" of the Premises as determined in the following manner:

          (a) Within thirty (30) days from LESSEE's Election Notice, LESSOR and LESSEE shall meet in an effort to negotiate, in good faith, the fair rental value of the Premises for the first year of the option period. If LESSOR and LESSEE have not agreed upon such fair rental value of the Premises at least ninety (90) days prior to the beginning of the applicable option period, the fair rental value shall be determined by appraisal, by one or more appraisers ("Appraiser(s)"). The Appraisers shall have at least five
     (5) years experience in the appraisal of commercial/industrial real property in the area in which the Premises is located and shall be members of professional organizations such as M.A.I. or equivalent.

          (b) If LESSOR and LESSEE are not able to agree upon the fair rental value of the Premises within the prescribed time period, then LESSOR and LESSEE shall attempt to agree in good faith upon a single Appraiser not later than seventy-five (75) days prior to the beginning of the applicable option period. If LESSOR and LESSEE are unable to agree upon a single Appraiser within such time period, then LESSOR and LESSEE shall each appoint one Appraiser not later than sixty-five (65) days prior to the beginning of the applicable option period. Within ten (10) days thereafter, the two (2) appointed Appraisers shall appoint a third Appraiser. If either LESSOR or LESSEE fails to appoint its Appraiser within the prescribed time period, the single Appraiser appointed shall determined the fair rental value of the Premises. If both parties fail to appoint Appraisers within the prescribed time periods, then the first Appraiser thereafter selected by a party shall determine the fair rental value of the Premises. Each party shall bear the cost of its own Appraiser and the parties shall share equally the cost of the single or third Appraiser, if applicable.

          (c) For the purposes of such appraisal, the term "fair rental value" shall mean the price that a ready and willing tenant would pay, as of the beginning of the applicable option period, as monthly Base Rent to a ready and willing landlord of property comparable to the Premises if such property were exposed for lease on the open market for a reasonable period of time and taking into account all of the purposes for which such property may be used. If a single Appraiser is chosen, then such Appraiser shall determine the fair rental value of the Premises. Otherwise, the fair rental value of the Premises shall be the arithmetic average of the two (2) of the three (3) appraisals which are closest in amount, and the third appraisal shall be disregarded. LESSOR and LESSEE shall instruct the Appraiser(s) to complete the determination of the fair rental value not later than thirty
     (30) days prior to the beginning of the applicable option period. If the fair rental value is not determined prior to the beginning of the option period, then LESSEE shall continue to pay to LESSOR the Base Rent applicable to the Premises immediately prior to such extension, until the fair rental value is determined. When the fair rental value of the Premises is determined, LESSOR shall deliver notice thereof to LESSEE, and if the fair rental value is higher, LESSEE shall pay to LESSOR, within ten (10) days after receipt of such notice, the difference between the Base Rent actually paid by LESSEE to LESSOR and the new Base Rent determined hereunder.

          (d) Notwithstanding any other provision of this Lease, in no event shall the Base Rent for the first Lease Year of the extension term be less than the Base Rent in effect for the last Lease Year of the Original Term ("Prior Base Rent"). If the fair rental value of the Premises determined under this section is less than the Prior Base Rent, then the Base Rent for the first Lease Year of the extension term shall equal the Prior Base Rent.

          (e) The Base Rent determined for the first Lease Year shall be adjusted at the beginning of the second Lease Year and at the beginning of each Lease Year thereafter during the extension term. The Base Rent shall be increased in an amount equal to three and one-half percent (3.5%) of the amount of the scheduled Base Rent for the immediately preceding Lease Year.

          (f) In the event the foregoing extension is exercised, LESSEE will receive a Tenant Improvement retrofit allowance equal to two dollars ($2.00) per square foot of the Premises, which will be credited against Base Rent due under the extension term in the first month after evidence of money spent on the building is presented to LESSOR, until credited in full.

     11. Hazardous Materials Questionnaire. Without limiting LESSEE's obligations under Paragraph 6.2 of the Lease regarding compliance with Applicable Laws concerning Hazardous Substances, LESSEE shall, within ten (10) days from the execution, complete and deliver to LESSOR for its approval under section 5 of this Addendum and, following such approval, filing with applicable government authorities, a Hazardous Materials Questionnaire in the form as set forth in EXHIBIT "6" annexed to this Addendum.

     12. Additional Provisions Regarding Tenancy Statement. In addition to the information required under Paragraph 16 of the Lease, LESSOR may also require that LESSEE certify to the absence of any violations of any Hazardous Substance Laws and require that LESSEE provide and certify to an updated Hazardous Materials Questionnaire.

     13. Corporate Resolution. Within ten (10) days of Lease execution, LESSEE shall provide LESSOR with a certified copy of a Corporate Resolution authorizing the person(s) designated below to execute this Lease on the behalf of LESSEE and thereupon become a binding contractual obligation of LESSEE.

     14. Security Deposit. If LESSEE is not in default on or before the Commencement Date of the Lease, then 1/2 of the security deposit under Paragraph
1.7 of the Lease will be applied to the Base Rent becoming due during the fourth month of the first Lease Year.

     15. Rent Adjustment Upon Assignment or Sublease. The provisions of this section shall only apply during the Original Term of the Lease and shall not apply during the option period Provided that LESSEE is not in Default under the Lease, if LESSEE subleases or assigns the Premises, LESSEE shall pay to LESSOR, as additional rental due under this Lease, at LESSOR's option, the following amounts: (a) in the case of an assignment, LESSOR shall be entitled to receive an amount equal to fifty percent (50%) of the total value of the consideration received by LESSEE on account of such assignment, less an amount equal to any real estate commissions payable by LESSEE on account of the assignment of this Lease amortized over the duration of the Lease following the applicable assignment, and the additional amount payable to LESSOR shall be paid within five (5) days from the date(s) as and when LESSEE receives such consideration; and (b) in the case of a sublease(s), an amount equal to fifty percent (50%) of the Excess Rental payable by any subtenant on account of such sublease less the costs of any real estate commissions payable by LESSEE amortized over the duration of the sublease. The term "Excess Rental" means the rent or other consideration received by LESSEE from the subtenant in excess of the amount of Base Rent, additional rent and other charges payable by LESSEE under this Lease. In no event shall this provision be construed or applied to reduce the Base Rent or other charges payable by LESSEE under this Lease, nor modify, waive or otherwise affect LESSOR's entitlement to increase the rentals payable under this Lease pursuant to Paragraph 12.1(d) of the Lease in the event of an assignment or subletting without the consent of LESSOR. For purposes of this Paragraph, LESSEE will not be deemed to be in Default if all conditions of Default noticed by LESSOR to LESSEE in connection with LESSEE's request for consent to the applicable assignment or subletting are cured within the grace periods allowed therefor under Paregraph 13.1 of the Lease.

     16. Limited Right to Holdover. Notwithstanding Paragraph 26 of the Lease, Lessee shall have the right to retain possession of the Premises for a maximum six months after upon the expiration (but not the earlier termination) of this Lease or any renewal or extension term, LESSEE shall have the right to holdover and retain possession of the Premises for a maximum period of six (6) months subject to LESSEE's compliance with each of the following requirements and conditions: (a) At least one hundred twenty (120) days prior to the expiration of the then-current term, LESSEE shall give written notice ("Holdover Notice") to LESSOR of its election to holdover, which notice shall state the period of the holdover, which shall not be less than three (3) months nor more than six
(6) months ("Holdover Period"); (b) LESSEE shall not be in Default or Breach of the Lease either at the time of the giving of the Holdover Notice or at the time of the commencement of the Holdover Period; (c) LESSEE shall pay as Base Rent
(i) for the first three months of the Holdover Period, an amount equal to 125% of the Base Rent in effect for the month immediately preceding the Holdover Period, and (ii) for the second three months, if applicable, an amount equal to 150% of the Base Rent in effect for the month immediately preceding the beginning of the Holdover Period; and (d) LESSEE shall continue to comply with all of the other terms, covenants and conditions of this Lease, including the payment of any other rent, charges or fees payable during the Lease term. If LESSEE complies with each of the above-described conditions, LESSEE's holdover shall be deemed to be with the consent of LESSOR and the provisions of Paragraph 26 of the Lease shall not apply. Upon expiration of the Holdover Period stated in the Holdover Notice, LESSEE shall have no further right to holdover or retain possession of the Premises. If LESSEE does not timely give a Holdover Notice or LESSEE otherwise fails to comply with each of the above-described requirements and conditions, LESSEE shall have no right to retain possession of the Premises or any part thereof beyond the expiration of this Lease, and the provisions of Paragraph 26 of the Lease shall apply.

     17. Additional Provisions Regarding Alteration Removal. Notwithstanding any contrary provision in Paragraph 7.4(b) of the Lease, LESSEE may request in writing, at the time of submitting any Alterations or Utility Installations for LESSOR's consent, that LESSOR agree not to require the removal of any of such LESSEE's Alterations or Utility Installations upon expiration of the Lease. If LESSEE makes such request, LESSOR shall notify LESSEE at the time of giving such consent whether or not LESSOR will require the removal of any of LESSEE's Alterations or Utility Installations, and LESSOR's failure to so notify LESSEE shall constitute a waiver of LESSOR's right to require LESSEE to remove such Alterations or Utility Installations upon expiration of the Lease. If LESSOR gives such notice that it will require such removal, then LESSEE shall be obligated to remove such Alterations or Utility Installations upon expiration of the Lease.

     18. Additional Provisions Regarding Hazardous Materials. Subject to the limitations described in this section, LESSOR shall indemnify, defend and hold harmless LESSEE from and against any action, demand or claim (including a claim for reasonable attorneys' fees and court costs) constituting a Third Party Claim (as defined below) which is based solely on any Hazardous Substance contamination in, under or about the Premises (including groundwater) which existed as of the Commencement Date of the Lease ("Preexisting Contamination"), but only to the extent LESSEE incurs a loss, liability, claim and/or expense exceeding the sum of $5,000.00. The phrase "Third Party Claim" means a lawsuit, administrative action or other proceeding commenced and maintained by any governmental agency or by any owner or occupant of adjacent land other than the Premises o cause the remediation of any Preexisting Contamination. LESSEE shall promptly give LESSOR notice of any such Third Party Claim. LESSOR's obligation of indemnification includes the obligation to defend the Third Party Claims, after LESSEE has first paid losses, liabilities, costs and/or expenses in excess of $5,000.00 on account of such Third Party Claim. LESSEE shall reasonably cooperate, without expense to LESSOR, with LESSOR in such defense. LESSOR's indemnification obligation under this section does not (a) increase or expand any obligation of LESSOR under Paragraph 9.7 of the Lease to cause the remediation of any such Preexisting Contamination, (b) modify, waive or otherwise change any of LESSOR's rights under Paragraph 9.7 of the Lease, including the right to terminate the Lease, or (c) otherwise subject LESSOR to any liability for losses of or damages to LESSEE resulting from the disruption of LESSEE's business operation on the Premises on account of such Preexisting Contamination and/or from any order or judgment resulting from such Third Party Claim limiting or restricting the use or occupancy of the Premises, provided the preceding provision does not affect LESSEE's entitlement to abatement of rent in accordance with Paragraph 9.7 of the Lease.

     19. No Binding Offer. LESSOR'S SUBMISSION OF THIS DOCUMENT FOR EXAMINATION, NEGOTIATION AND/OR SIGNATURE BY LESSEE DOES NOT CONSTITUTE AN OFFER TO LEASE, NOR A RESERVATION OF, NOR AN OPTION FOR THE LEASE OF THE PREMISES. THE DOCUMENT SHALL NOT BE BINDING AND IN EFFECT AGAINST EITHER PARTY UNTIL AT LEAST ONE COUNTERPART OF THIS LEASE IS FULLY EXECUTED AND DELIVERED BY LESSOR AND LESSEE.

     20. LESSOR's Maintenance Obligations. Notwithstanding the provisions of Subparagraphs 7.1 and 7.2 of the Lease, LESSOR, not LESSEE, shall be responsible for the maintenance and repair of certain LESSOR Maintained Improvements. The phrase "LESSOR Maintained Improvements", refers only to and is limited to the structural elements of the Building Shell, being the structural portion of the exterior Building Shell walls, foundations and structural roof (but not the non-structural roof membrane, roof drainage system, gutters and downspouts, which shall be maintained by LESSEE).

          20.1 Limitations on LESSOR's Responsibility. LESSOR's obligation for repair and maintenance of the LESSOR Maintained Improvements is limited to maintaining the LESSOR Maintained Improvements in an operable condition and sound structural condition, and LESSEE, not LESSOR, shall be responsible for any painting or other resurfacing of the exterior surfaces of exterior or interior walls or LESSOR Maintained Improvements in order to maintain such improvements in a neat and attractive appearance. LESSOR shall not be in default of its repair and maintenance obligation if LESSOR performs the required repairs or maintenance within thirty (30) days after written notice from LESSEE of the need for such repairs or maintenance. If, due to the nature of a particular repair or maintenance obligation, more than thirty (30) days is reasonably required to complete such repairs or maintenance, LESSOR shall not be in default so long as LESSOR commences work within such thirty (30) day period and diligently prosecutes the work to completion. Except as expressly provided in this section, no abatement of rent and no liability of LESSOR shall result for any injury to or interference with LESSEE's business from the making of or failure to make any repairs or replacements, and LESSEE waives and releases its rights, if any, to make repair at LESSOR's expense, under California Civil Code Sections 1941-42 or any similar law, statute or ordinance in effect now or in the future; provided, however, nothing in the preceding provisions shall limit LESSOR's liability for the costs and expenses of such maintenance or repair obligations. Notwithstanding the foregoing, if any such repair and or maintenance obligation of LESSOR constitutes an emergency situation involving significant property damage or personal injury, LESSOR shall make such repair as soon as commercially reasonable following notice from LESSEE. If LESSOR cannot perform such repair or maintenance obligation in time to mitigate any such significant property damage or personal injury, LESSEE shall have the right to perform such maintenance and repair and LESSOR shall reimburse LESSEE for the reasonable, out-of-pocket cost thereof within thirty (30) days from the receipt of an invoice from LESSEE, which invoice shall include backup information substantiating the expenses. In the case of such emergency situations, the notice given to LESSOR may be made by telephonic communication so long as LESSEE continues with its best efforts to contact a responsible employee or agent of LESSOR or LESSOR's designated manager until successful and LESSEE simultaneously sends a facsimile transmission to LESSOR notifying LESSOR of the emergency. If LESSEE's ability to conduct its business from the Premises is materially impaired as a result of LESSOR's default in failing to timely perform its maintenance and repair obligations, the Base Rent shall be abated in the same manner and to the same extent as provided in Paragraph 9.6 of the Lease with respect to damage or destruction of the Premises until LESSOR has cured any such default.

          20.2 Exclusions. The provisions of Paragraph 9 (damage and destruction) and Paragraph 14 (condemnation) of the Lease shall control in the event of any damage, destruction or condemnation of any of the LESSOR Maintained Improvements. In addition, LESSOR shall have no responsibility to maintain or repair such LESSOR Maintained Improvements in the following circumstances:

          (a) repairs or replacements  are  necessitated by LESSEE's  failure to
     promptly   perform  its  repair  and   maintenance   obligations  of  other
     improvements;

          (b) repairs or replacements are necessitated by any intentional or negligent act or omission of LESSEE, its employees, agents or contractors, including misuse or abuse of the LESSOR Maintained Improvements;

          (c) to the extent that LESSEE makes any modification or alteration of any of the LESSOR Maintained Improvements, with or without the consent of LESSOR, including, without limitation, penetrations of the roof or structural elements, and LESSEE shall be deemed to have assumed full responsibility for the repair and maintenance of any improvements so modified, altered or added;

          (d) repairs or replacements are necessitated by LESSEE exceeding the designed load bearing capacities of the walls, foundations, roof structure, floor slab or other structural elements;

          (e) repairs or replacements of the Building Shell plumbing and sewer lines resulting from normal blockages and not from any defect or deficiency in such improvements; or

          (f) repairs or replacement to the Building Shell electrical system resulting from any unusual or intensive power demand requirements of LESSEE, or on account of any power fluctuation or other malfunction attributable to equipment or other electrical system improvements to be maintained by LESSEE.

     21. Additional Notice Procedures. In the event that any notice is given by personal delivery, messenger or courier service, the date of delivery of such notice shall be the date such notice is actually delivered to the recipient. Notwithstanding any contrary provision in Paragraph 23 of the Lease, the addresses of LESSOR and LESSEE for notice, unless otherwise changed by a written notice, shall be as follows:

         If to LESSOR:           Hamann Consolidated, Inc.
                                 Attn: Jeffrey C. Hamann, Pres.
                                 475 W. Bradley Avenue
                                 El Cajon, CA  92020
                                 Fax No. (619) 440-8914

         If to LESSEE:           Aetrium Incorporated
                                 Attn:  Brent Conyers
                                 10790 Roselle Street
                                 San Diego, CA 92121
                                 Fax No. (619) 623-5699

        With a Copy to:          Aetrium Incorporated
                                 Attn: Chief Executive Officer
                                 2350 Helen Street
                                 North St. Paul, MN  55109
                                 Fax No. (612) 770-7975

     IN WITNESS WHEREOF, LESSOR and LESSEE have executed this Addendum to Lease to be effective as of the date set forth herein.

                                       "LESSOR"
                                       W.H. POMERADO LLC,
                                       a California limited liability company

                                       By:      Hamann Properties, Inc.,
                                                a California corporation,
                                                Its Manager


                                                By:  ___________________________
                                                     Gregg Hamann, Secretary


                                       "LESSEE"

                                       AETRIUM INCORPORATED
                                       a Minnesota corporation

                                       By:  __________________________________
                                            Douglas Hemer, Group Vice President

                                    EXHIBITS

Exhibit "1"                Legal Description
Exhibit "2"                Building Plans
                  2.1      Site Plan
                  2.2      Floor Plan
                  2.3      Building Elevation
                  2.4      Rendering
Exhibit "3"                Building Shell Specifications
Exhibit "4"                Blank Tenant Improvement Specifications
Exhibit "5"                1998 Estimated Common Area Operating Expenses Budget
Exhibit "6"                Hazardous Materials Questionnaire

                                   EXHIBIT "1"
                                Legal Description

     Lot 89 of City of Poway Tract No. 85-04, Unit II, in the City of Poway, State of California, according to map thereof No. 12572, filed inthe office of the County Recorder of San Diego County, February 28, 1990, as Instrument No. 90-107515.

                                   EXHIBIT "3"
                          BUILDING SHELL SPECIFICATIONS
                Concrete Tilt-up Shell Building for Aetrium, Inc.
                               September 19 , 1998

1    DESIGN, ENGINEERING, AND PERMITS:

     .1 Drawings to be drawn, engineered and permitted by Kenneth D. Smith, Architect. All architectural drawings, structural engineering, shell plumbing drawings, shell electrical drawings, shell energy calculations, landscaping drawings, and civil engineering are included. Where the plans differ from these specifications, the specifications shall control.

     .2 Any and all additional space planning, interior design, energy calculations,mechanical, electrical, or plumbing drawings required for the tenant improvements will be the responsibility of the tenant. Tenant shall be responsible for all warehouse racking design, permitting and installation.

     .3 Tenant shall be responsible for all Construction Costs associated with the Tenant Improvements subject to the Tenant Improvement Allowance as specified in Paragraph 4.1 of the Addendum to the Lease dated September 17, 1998 .

     .4 All shell building permits, third party inspections, special inspections required by the City and all utility fees (including SDG&E) are included. There will be additional permit and inspection fees required for the tenant improvements which will be the responsibility of the Tenant.

     .5 The following Shell Building plans are hereby approved will be initialed and attached to the Lease: 1) Site Plan 2) Floor Plan, 3) Elevations and 4) Rendering.

     .6   The  Shell   Architect  will  be  responsible  for  all  external  ADA
          compliance, PID approvals and POA approvals.

2    SITE WORK:

     .1   Necessary construction staking and site survey is included.

     .2 Grading and required soils reporting and testing are included. Buildings to be designed in conformance with the existing soils reports. Shell Contractor shall be responsible for site grading to balance.

     .3 We include all necessary shell building utility lines to and on the site including primary and secondary electrical, telephone conduits, fire hydrants and water mains per code requirements, fire services, and storm drains. We include a gas service to the building provided that tenant elects to install gas appliances, sufficient to induce SDG&E to engineer and install requested service type at the time of initial construction. Cable TV service is not included.

     .4   One drive Aprons to be provided as shown on Site Plan.

     .5   Dock area to be drained to the site storm drainage.

     .6 Landscaping to include soils amendments, plant materials and automatic sprinkler systems to City standards and of equal quality to Lot 73B.

     .7 We include building numbers and all other code-required signage such as handicap signs but exclude Tenant name/logo signage or lettering.

     .8 One (1) trash enclosure sufficient to accommodate one three yard bin and two (2) trash enclosures sufficient to accommodate two three yard bins will be provided.

     .9 Protective 4" concrete filled, steel bollards will be installed where required by the City or the Utility companies.

     .10  The Lot will not be fenced.

     .11 One 10' x 10' compressor enclosure will be supplied adjacent to the building with two concrete sides, metsl roof and a chain link fence( or equivalent to be determined) and gate on the front.

     .12 One approximately 12' x 12' x 12" concrete pad for a nitrogen tank will be supplied at a location to be specified by LESSEE.

     .13 One Patio/ lunch area as generally depicted on the site plan (EXHIBIT 2.1)with concrete paving and screen walls.


3    CONCRETE WORK:

     .1 The concrete slabs will be minimum 5 1/2" thick, 4,000 psi concrete, reinforced with #3's at 18" on center. Concrete footings will be engineered and constructed per industry standards. All concrete sealers, sealing of slab joints and smooth dowels at control joints are excluded.

     .2   We exclude  visqueen  or other  waterproofing  in the slab  areas.  If
          Lessee desires to install vapor sensitive floorings such as vinyl-reinforced tiles, sheet vinyl or epoxy coatings, then waterproofing, alternative concrete mixes, and/or vapor testing should be considered. We do not recommend the storage of boxes or other non-porous materials directly on the concrete slab.

     .3 Concrete walls will be engineered and constructed with thicknesses and concrete strengths per the industry standards. (i.e.: minimum 6 1/2" wall thickness and minimum strengths of 3,000 psi). We exclude texture.

     .4   All  parking  and  drive  areas  to  be  non-reinforced,   2,500  psi,
          broom-finished concrete on native, 5 1/2" thick in car parking areas and 7" thick in truck traffic areas.

     .5   On site sidewalks to be 3 1/2" thick.

     .6 Onsite curbs to be 6" x 6" extruded in areas of low traffic and monolithic in areas subject to truck traffic.

     .7   French drains and waterproofing at below grade walls are excluded.

4    ROOF:

     .1 Roof to be panelized roof structure, 24' clear with 8" round metal interior posts. Warehouse areas to be designed for 11 psf with 2x4 subpurlins and area over mezznanine to be disigned for 13 psf with 2x6 subpurlins. Additionally, roof will support 500 lbs of extra equipment at any purlin.

     .2   Roofing to be a four-ply built up roof with a two-year guarantee.

     .3 We include 35 non-ventilated, curb-mounted, 4' x 8' Bristolite fiberglass skylights, framing for 35 additional skylights, and 70 14" rotary vents. Location of skylights and rotary vents will be coordinated with the Space Planner and the Shell Architect .

     .4 It has been our intention to provide parapets on all sides high enough to hide standard mechanical equipment (30"); however, additional roof screening if required by the City would be a tenant improvement item.

     .5   Roof drains to be ABS plastic and interior mounted.

     .6   Contractor    will   coordinate    location   and    installation   of
          Tenant-provided factory curbs and roof jacks for HVAC units. Contractor to include rough framing supports for the HVAC as part of the Shell. The goal is to avoid any penetrations of the roof membrane during Tenant Improvement Construction.

5    MECHANICAL:

     .1 ABS plastic underground plumbing to the building is included. We include one backflow prevention device, 1 1/2" domestic water service, at least one hose bib per building face and appropriate water line grounds for the electrical system. Provided that locations are supplied in a timely manner so that they can be installed before the slab is poured, we include plumbing stub-ins for up to 30 plumbing fixtures. Permit fees, gas piping, top out and finish plumbing for said fixtures are excluded.

     .2 Air conditioning and condensate (except for any code-required exhaust of the electrical room) will be a part of the tenant improvement work.

     .3 Shell building Fire Sprinklers are included to a density of .45/3000 with plugs for future tenant improvements (locations to be coordinated with the space planner prior to City plan check submittal of the Tenant Improvements drawings). We include fire service and fire service fees, but exclude in-rack sprinklers, knox boxes or other special locking mechanisms, fire extinguishers, supervisory alarm panels and tenant improvement drops.

6    ELECTRICAL:

     .1 Contractor to provide required switch gear, main disconnect, and transformer to supply 3,000 amps of 480/277 3 phase, 4 wire power to the building..

     .2 Primary phone service for both buildings will be terminated in the computer/phone rooms. Locations will be coordinated with the Space Planner.

     .3   We exclude all power distribution and lighting.

     .4   The  exterior  of  the   building   will  be  lit  with  14  90  watt,
          high-pressure sodium wallpacks mounted on the building.

     .5   All other electrical will be part of the tenant improvements.


7    EXTERIOR FINISH:

     .1 The exterior of building will be painted with two coats of Frazee paint.

     .2 Soffit areas will be finished with exterior gypsum ceiling board and skim coat. We exclude Frye molding.

     .3 Exterior doors to be 3' x 7' 1 3/4", 18 gauge, metal doors with Schlage "L" series, lever-handled, mortise locks with tamper-resistant butts and weather-stripping if necessary. We include three (3) personnel doors at the concrete perimeter walls, two glass doors at the cafeteria and glass double doors at the front entry.

     .4 Overhead doors to be 26 gauge Porvene Roll-ups or equal as follows: 1) Two 9' x 10' Dock High Doors and 2) Two (2) 12' x 14' Grade Doors.

     .5 We include 2,500 square feet blue-reflective, medium-performance, LOF or equal glass, with Kynar finished aluminum frames. We exclude operable windows.

8    INTERIOR FINISH:

     .1   All  office  and  interior   improvements   are  part  of  the  tenant
          improvement work.

     .2 We exclude all appliances, equipment, equipment installation, and associated electrical.

     .3   We exclude draperies, blinds and other window treatments.

     .4   We exclude all insulation.

     .5 Our price includes structural provisions for an approximately 15,000 square foot 125 psf future mezzanine including increased exterior wall reinforcement and footings only.

Triple Net Calculations for Pomerado Business Park, Lot 89             3/21/2000
AETRIUM

Leased SF                        45,000
Total Bldg. SF                   45,000
Percentage of Project           100.00%

                                                         Annually          Monthly        Monthly
Description                                Annual       /sf of bldg      /sf of bldg        NNN

Bonds                                   $38,072.23        $0.8460         $0.0705         $3,172.69
LMD                                      $2,760.62        $0.0613         $0.0051           $230.05
Property Taxes                          $22,384.89        $0.4974         $0.0415         $1,865.41
Owners Association                       $1,612.19        $0.0358         $0.0030           $134.35
Administrative Fee                       $5,292.00        $0.1176         $0.0098           $441.00
Insurance                                $2,160.00        $0.0480         $0.0040           $180.00
Utilities:
  Electricity                           BY TENANT         $0.0000         $0.0000             $0.00
  Telephone                                $162.00        $0.0036         $0.0003            $13.50
  Alarm - FIRE ONLY                        $450.00        $0.0100         $0.0008            $37.50
  Landscape Water                            $0.00        $0.0000         $0.0000             $0.00
Security                                BY TENANT         $0.0000         $0.0000             $0.00
HVAC Maint.                              $4,050.00        $0.0900         $0.0075           $337.50
Elevator Maint. & Reserve                  N/A            $0.0000         $0.0000             $0.00
Landscape                                $3,375.00        $0.0750         $0.0063           $281.25
Roof Maint. & Reserve                    $3,375.00        $0.0750         $0.0063           $281.25
Painting Reserve                           $891.00        $0.0198         $0.0017            $74.25
Paving Maint. & Reserve                  $2,250.00        $0.0500         $0.0042           $187.50

TOTAL                                   $86,834.93        $1.9297         $0.1608         $7.236.24

Per month for AETRIUM                    $7,236.24        $0.1608

Assumptions

Saleable Acreage                           3.999
Net Acreage                                3.276
Bonds                                $11,621.56   Annually
Landscape Maint. District               $842.68   Annually
Prop Taxes                                 1.12% of Appraised Value  $1,998,651
Owners Association                      $492.12   Annually
Monthly Rental rate                       $0.49
Monthly NNN Rent                     $22,050.00
Management Fee Percentage                  2.00%
Management Fee                            $0.1176 Annually/sf
Insurance                                 $0.0480 Annually/sf
Utilities:
   Electricity                       BY TENANT    Annually/sf
   Telephone                              $0.0036 Annually/sf
   Alarm                                  $0.0100 Annually/sf
   Landscape Water                        $0.0720 Annually/sf
Security                             BY TENANT    Annually/sf
HVAC Maint.                               $0.0900 Annually/sf
Elevator Maint. & Reserve                 $0.0234 Annually/sf
Landscape                                 $0.0750 Annually/sf
Roof Maint. & Reserve                     $0.0750 Annually/sf
Painting Reserve                          $0.0198 Annually/sf
Paving Maint. & Reserve                   $0.0500 Annually/sf


          [Remaining Exhibits intentionally omitted]